Exhibit 2.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 24, 2025, by (i) 4M Defense Ltd., a company registered in the State of Israel with company registration no. 515392660 (the “Company”); (ii) Chirokka Holding Ltd. a company registered in the State of Israel with company registration no. 515330116 (“HoldCo”); (iii) Mr. Itzik Malka, I.D 61673596 (“Itzik”); (iv) Mr. Nir Cohen I.D 39826896 (“Nir”, and jointly with Itzik, the “Shareholders”); and (v) Ondas Holdings, Inc. a Nevada Corporation (“Buyer”). Each of the foregoing parties shall be referred to hereunder as a “Party”, and jointly, the “Parties”.

RECITALS

WHEREAS, the Company is currently engaged in the business of land intelligence used to provide demining and land-release services (the “Company Business”);

WHEREAS, the Shareholders holds 100% of the issued and outstanding share capital of HoldCo, on a Fully Diluted Basis, as defined below (the “Share Capital”), as follows: (i) Itzik holds 60% of the Share Capital of HoldCo, and (ii) Nir holds 40% of the Share Capital of HoldCo;

WHEREAS, HoldCo holds 100% of the share capital of the Company, on a Fully Diluted Basis, and, immediately prior to the Closing, the Company shall be the sole asset of HoldCo; and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Shareholders wish to consummate the transactions contemplated by this Agreement, pursuant to which (i) the Shareholders shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer wishes to purchase acquire and accept from the Shareholders, all of the Acquired Share Capital, free and clear of any and all Liens (as such terms are defined below); and (ii) Nir and the Buyer, shall grant each other the Call Option and Put Option (as such terms are defined below), as applicable, for the purchase and sale of Nir’s remaining Share Capital in HoldCo or the Company, as applicable.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1 - DEFINITIONS

In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the indicated meanings, unless the context otherwise requires:

“Affiliate”, with respect to any Person, means any other Person that is Controlled by, Controls, or is under common Control with such Person.

“Aggregate Purchase Price” means the sum of (i) the Closing Cash Consideration, plus (ii) the Closing Equity Consideration, based on HoldCo’s aggregate valuation of US$12,000,000.

“Business Day” shall mean any day other than a Friday, a Saturday, a Sunday or any other day on which banking institutions in the United States or in the State of Israel are not open for the transaction of normal banking business.

“Company Cash” means, without duplication, the aggregate amount of unrestricted cash, and cash equivalents of the Company, determined in accordance with GAAP.

“Closing Cash Consideration” means: US$ 2,400,000 payable pursuant to the following allocation: (i) US$ 1,800,000 payable to Itzik (the “Itzik Closing Cash Consideration”), and (ii) US$600,000 payable to Nir (the “Nir Closing Cash Consideration”).

“Closing Equity Consideration” means (i) shares of Common Stock, in such number equal to the product of (i) a US Dollar amount equal to US$ 6,000,000, divided by, (ii) the VWAP calculated as of the date hereof for the shares of Common Stock; issued as follows: (x) the product of US$1,800,000 divided by the VWAP, as of the date hereof, to Itzik; (y) an additional amount of the product of US$3,600,000 divided by the VWAP, as of the date hereof, to Itzik which shall be subject to the Lock-Up Agreement as provided hereunder (“Itzik Locked-Up Equity Consideration”); and (z) the product of US$600,000 divided by VWAP, as of the date hereof, to Nir. The Closing Equity Consideration shall be registered and freely tradable (including for resale) as of Closing Date, without any limitations, requirements, or other contractual or regulatory restrictions, other than the restrictions in the Lock-Up Agreement.

“Common Stock” means Common Stock, $0.0001 par value each of Parent.

“Confidential Information” means all technology, know-how and technical information of or related to the Company, whether communicated orally or in writing, as well as data, processes, records, scientific or technical data, research results, business plans, programs, manuals, designs, sketches, photographs, plans, drawings, specifications, reports, studies, findings, inventions, marketing information (including customers’ list, prices and terms of sale) and other information, whether of a technical, engineering, operational, business or economic nature, of or related to the Company, including without limitations, related to the research, development, manufacture, production, use, marketing or sale of the existing or future products of the Company, except for information that (i) is generally available to the public on the date of this Agreement; or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

“Contract” means any written or oral agreement, contract, lease, sublease, policy, purchase and sale order, quotation, commitment or similar understanding instrument, guaranty, obligation, including any amendments, modifications and supplements thereto.

“Control” of a Person shall mean the direct and/or indirect ownership or power to direct the voting (whether by a shareholders’ agreement, voting agreement or otherwise) of (a) in the case of corporate entities, securities authorized to cast more than fifty percent (50%) of (i) the votes in any election for directors of such Person and/or (ii) if applicable, the voting power of the shareholders’ assembly, (b) in the case of non-corporate entities, more than fifty percent (50%) ownership interest with the power to direct the management and policies of such Person, or (c) such lesser percentage of the equity having the power to vote and resolve in the election of directors or to direct the management and policies of such Person.

“EBITDA” means, with respect to the Company, the Company’s Earnings Before Interest, Taxes, Depreciation, and Amortization; in each event, as reflected in the consolidated quarterly or annually, as the case may be, financial statements according to US GAAP.

“Fully Diluted Basis” means including all issued and outstanding share capital of the Company, including all securities issuable upon the conversion of any existing convertible securities or loans, and assuming the exercise of all outstanding warrants, options and any other right granted to any third party to receive Shares in the Company, the issuance of all Shares allocated and/or reserved for allocation under any share option plan of the Company and the issuance of securities pursuant to any anti-dilution rights of existing shareholders (if any).

“GAAP” means Israeli generally accepted accounting principles.

“Governmental Authority” means any: (i) county, municipality, district or other jurisdiction of any nature; (ii) state, local, municipal or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any entity which is involved in the decision making or the assessment of the price of any Company Product.

“Indebtedness Amount” means, without duplication and with respect to HoldCo and the Company on a consolidated basis, all of the following: (a) indebtedness for borrowed money or otherwise secured by debentures or similar instruments, or for the deferred or contingent purchase price of property or services, or classified as capital or finance leases, existing as of the Closing; (b) guarantees made by them on behalf of any third party in respect of obligations of the kind existing as of the Closing; (c) obligations for Taxes due by them for the period prior to the Closing; (d) obligations to vendors and suppliers for services and supplies provided until and on the Closing, or any other obligations classified as “accounts payable” existing as of the Closing, (e) the aggregate liability with respect to accrued but unpaid severance or termination payments or vacation or recuperation or other paid time off of any current or former employee, officer, director or independent contractor of them and unpaid contributions (whether mandatory or discretionary) in connection with retirement benefits; all of the foregoing until and existing as of the Closing, (f) , any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses, (g) all obligations, contingent or otherwise, as an account party or applicant in respect of letters of credit, bankers’ acceptances, payment obligations under interest rate swap, currency swap, forward currency or interest rate contracts or other interest rate or currency hedging arrangements, obligations secured, in whole or in part, by a Lien on any Company assets or property, whether or not the secured obligation is one that has been incurred by the Company, obligations to purchase, redeem, retire, defease or otherwise acquire for value any equity securities in the Company , (h) all deferred obligations for deferred or installment purchase price of any property or services, revenue and customer or client deposits, calculated in accordance with GAAP and all prepayment amounts, repayment charges, premiums, penalties, termination costs, breakage costs, unwind costs, fees, termination costs, redemption costs, expenses and other charges with respect to any of the amount or obligations set forth above, and (i) any Transaction Expenses.

“Intellectual Property” means patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, know-how (such as trade secrets, proprietary processes, formulae, designs, concepts, techniques and methods), systems, software, source and object code, algorithms, architectures, structures, display screens, layouts, inventions, databases, development tools and all documentation and media constituting, describing or relating to any of the foregoing (including manuals, memoranda and records in any format, whether hard copy or machine-readable copy).

“Law” means any federal, state, county, city, municipal, foreign, or other governmental statute, law, rule, regulation, ordinance, order, code, or requirement (including pursuant to any settlement agreement or consent decree) and any permit or license granted under any of the foregoing, or any requirement under the common law.

“Lien” means any charge, claim, community property interest, equitable interest, lien, encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, right of preemption, retention of title agreement, or restriction by way of security of any kind or nature, including any restriction on voting, receipt of income or exercise of any other attribute of ownership.

“Lock-Up Agreement” means the lock-up agreement set forth in this definition, in according to which, the Common Stock comprising the Itzik Locked-Up Equity Consideration shall be subject to a 36 months lock-up period commencing from the Closing hereunder, and released from such lock up restrictions as follows: commencing on the date that is twelve (12) months after the Closing, Itzik shall be permitted to sell, transfer or otherwise dispose of, on a calendar quarterly basis, up to twelve and one-half percent (12.5%) of such shares of Common Stock, until all such shares have been released from the lock-up restrictions.

“LTM EBITDA” means, with respect to the Company, the Company’s EBITDA during the 12-month period ending on the first day of the calendar quarter during which such calculation is being made, which such calculation is being made and adjusted to exclude: One-time or extraordinary items not arising in the ordinary course of the Company’s business; any non-recurring or non-operating expenses, including but not limited to intercompany charges, related party service fees, or expenses funded by shareholder loans; Capital gains or losses outside the ordinary course of business; Equity based compensation granted after the Closing Date; legal expenses not incurred in the ordinary course of business; Transaction Expenses, whether or not consummated, relating to the acquisition of operations or equity interests in other entities; Non operating accounting expenses arising from investments that are recorded as expenses under U.S. GAAP but that would otherwise be capitalized in accordance with standard accounting treatment.

“Ministry of Defense” means the Israeli Ministry of Defense, including any and all of its agencies, divisions, units, authorities, instrumentalities, subsidiaries, corporations, or other entities directly or indirectly controlled by, affiliated with, or acting on behalf of the Ministry of Defense, whether existing now or in the future.

“MOD Approval” means any approval, consent, notice, waiver, or other action required from or by the Israeli Ministry of Defense, including any of its agencies, divisions, units, authorities, instrumentalities, or other entities, in connection with the transactions contemplated by this Agreement, or any other matter related to the Company’s business, operations, or intellectual property that is subject to the jurisdiction or regulation of the Israeli Ministry of Defense or any applicable Israeli defense export control laws or regulations (the bureau regulating the latter, “Export Controls”).

“Nasdaq” means The Nasdaq Stock Market.

“Option Period” means the period commencing on January 1, 2026, and ending on December 31, 2027.

“Paying Agent” means IBI Trusts Ltd.

“Paying Agent Agreement” means the paying agent agreement between Buyer, HoldCo and the Shareholders, in such form reasonably acceptable to all the parties thereto and reflecting the provisions hereof.

“Parent” means Ondas Holdings Inc.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Authority.

“Registration Rights Agreement” means the form attached hereto as Exhibit A, executed between Buyer and each Shareholder in connection with such Shareholder being issued Buyer Common Stock pursuant to the provisions of this Agreement.

”Registration Statement” means an effective registration statement with SEC, including all information, documents and exhibits filed with or incorporated by reference into such registration statement, which registers the offer and sale of the Ondas Closing Shares to Rotem.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Shares” means shares of any class of HoldCo.

“Shareholder Employment Agreement” means Nir’s Employment Agreement with the Company, pursuant to which Nir shall engage the Company as the Company’s CEO.

“Taxes” means all taxes and other governmental charges, including on income, gross receipts, windfall profits, valued added, profits, payroll, social security, employment, stamp, occupational, premium, property, use, sales, license, excise, franchise, employment, withholding or similar taxes, assessed by any governmental authority, together with any interest, additions or penalties with respect thereto, and any interest in respect of such additions or penalties.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the Nasdaq and/or any other trading market or exchange upon which the Common Stock are traded or listed or quoted for trading on the date in question (or any successors to any of the foregoing).

“Transaction Document” means this Agreement and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Party, pursuant to any of the foregoing, including without limitation the Paying Agent Agreement.

“Transaction Expenses” means the aggregate amount of all out-of-pocket fees and expenses incurred by or on behalf of the Company (and payable by the Company) or any Shareholder, in connection with the process of selling the Share Capital pursuant to this Agreement or otherwise relating to the negotiation, preparation or execution of this Agreement or any documents or agreements contemplated hereby or the performance or consummation of the transactions contemplated hereby plus VAT (as applicable), including (A) any fees and expenses associated with obtaining necessary or appropriate waivers, consents or approvals of any governmental authority or third parties on behalf of the Company, including without limitation, in connection with the Company Permits remaining in full force and effect; and (B) fees and expenses of counsel, advisors, consultants, accountants, and auditors and experts, in each case for work done primarily in connection with the transactions contemplated by this Agreement; and (C) 50% of the costs of the Paying Agent.

“Transfer” means any transfer, sale, assignment, pledge, grant of any gift, or any other disposition of, or the creation of any security interest in, or entering into any contract, option or other arrangement or understanding with respect to such action; in each event, in connection with any Securities of the Company.

“VWAP” means the average of the daily volume weighted average price of the Common Stock for each of the seven (7) consecutive full Trading Days on the Trading Market on which the Common Stock are then listed or quoted, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).

ARTICLE 2 - SHARE PURCHASE

2.1 Share Purchase. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Shareholders shall sell and transfer to Buyer, and Buyer shall purchase and acquire from the Shareholders, in consideration for the Aggregate Purchase Price, 70 ordinary shares, constituting 70% of the Share Capital, free and clear of any and all Liens, as follows: (i) Itzik shall sell his entire portion of the Share Capital, comprising 60 ordinary shares, constituting 60% of the Share Capital, and (ii) Nir will sell 10 ordinary shares constituting 10% of the Share Capital (the “Acquired Share Capital”). Upon completion of the transactions contemplated hereunder: (i) Buyer will have acquired 70% of the Shares of HoldCo and Nir shall remain the holder of 30% of the Shares of HoldCo, all on a Fully Diluted Basis, and (ii) HoldCo shall hold 100% of the Shares of the Company on a Fully Diluted Basis, which shares of the Company shall be the sole and only asset of HoldCo.

2.2 Control Rights in HoldCo and the Company. The Parties hereby agree and acknowledge that following the Closing, and except as specifically set forth hereunder and as required in accordance with the provisions of the Israeli Companies Law, the and the Amended Articles, Buyer shall have full and complete control rights in HoldCo. Additionally, Nir will reasonably cooperate and take reasonable required action for Buyer to either dissolve HoldCo or merge it with the Company (so that Buyer and Nir shall hold directly in the share capital of the Company), provided that any such action shall not result in any adverse tax consequence to Nir; all of the foregoing, without derogating from any rights provided to Nir specifically hereunder, under the Shareholder Employment Agreement, Israeli Companies Law or the Amended Articles.

2.3 Closing Date; Deliverables. The consummation of the transactions contemplated by this Agreement (“Closing”) shall take place remotely via the exchange of final documents and signature pages thereto, on the date (“Closing Date”) that is 2 Business Days after the date on which all the conditions set forth in ARTICLE 3 have been satisfied or waived (other than those conditions which by their nature are satisfied at Closing), or such other time and place as is mutually agreed upon by Buyer and the Shareholders. All payments and other actions under this Section 2.3 and all documents to be executed and delivered by the Parties pursuant to this Section 2.3 shall be deemed to have been made, taken, executed and delivered simultaneously and no transaction shall be deemed to have been completed or any required document delivered until all such transactions have been completed and all required documents delivered.

(a)	At the Closing (or prior thereto), HoldCo, the Company and the Shareholders shall deliver to the Buyer the following:

(i) HoldCo’s Shareholders registry, signed by an officer of HoldCo, evidencing the transfer and ownership of the entire Acquired Share Capital to Buyer and a duly issued share certificate, evidencing the purchase of the Acquired Share Capital as of the Closing Date in the forms attached hereto as Schedule 2.3(a)(i)(1) and Schedule 2.3(a)(i)(2); (ii) Company’s Shareholders registry, signed by an officer of the Company, evidencing that HoldCo is the sole shareholder of the Company on a Fully Diluted Basis as of the Closing Date in the form attached hereto as Schedule 2.3(a)(ii); (iii) duly executed share transfer deeds, in the form attached hereto as Schedule 2.3(a)(iii), evidencing the sale and transfer of such Acquired Share Capital, free and clear of any Lien, to Buyer; and (iv) HoldCo’s amended articles of association, substantially in the form attached hereto as Schedule 2.3(a)( iv)(“Amended Articles”) and otherwise in form and substance acceptable to Buyer in its discretion; (v) a certificate dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, to the effect that each of the conditions set forth in Section 3.1 have been satisfied; (vi) a certificate, dated as of the Closing Date and executed on behalf of HoldCo by Nir, certifying (A) HoldCo’s Articles of Association as in effect immediately prior to the Closing and (B) the unanimous approvals of the board of directors of HoldCo and of the shareholders of Holdco in the form attached hereto remain in full force and effect and have not been amended, rescinded or modified), and (C) the incumbency and signatures of the officers of the Company executing this Agreement or any other Transaction Document ; (vii) a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying on behalf of the Company in reasonable details the balances of the Company Cash, the aggregate maximal amount of all Indebtedness Amount that is or shall remain unpaid as of the Closing in accordance with GAAP and as of immediately prior to the Closing and, in addition, a confirmation that Transaction Expenses are not greater than $100,000 plus applicable VAT which includes the fees to be paid to FMWK Law Firm in accordance with Section 11.3 below, in a form acceptable to Buyer, (the “Closing Financial Certificate”) (viii) the MOD Approval; and (ix) the Paying Agent Agreement, duly executed by the Shareholders and the Paying Agent in form and substance acceptable to Shareholders and Buyer in its discretion; (x) duly executed Indemnification Agreement between HoldCo and Nir, in the form and substance acceptable to Buyer in its discretion; (xi) the Shareholder Employment Agreement, substantially in the form attached hereto as Schedule 2.3(xi) and otherwise in form and substance acceptable to Buyer in its discretion duly executed by the Company and Nir; (xii) evidence regarding removal of the liens identified more fully on Schedule 2.3(xii) in favor of Elco and of the floating charge on all assets in favor of Bank Hapoalim (respectively, liens no. 1 and 4 detailed in the Registrar of Companies Extract, dated October 6, 2025 and attached to Schedule 4.5(a)(vii) of the Disclosure Schedule (the “ROC Extract”)).

(b)	At the Closing, Buyer shall deliver or cause to be delivered to the Paying Agent: (i) Itzik Closing Cash Consideration and Nir Closing Cash Consideration; in each case by wire transfer of immediately available funds to the Paying Agent’s bank account details of which are attached hereto as Schedule 2.3(b) hereto the “Bank Account; (ii) the Closing Equity Consideration to the Paying Agent for the benefit of Itzik and Nir, as applicable,; and (ii) the resolutions of Buyer’s directors approving this Agreement and the other Transaction Documents delivered by or on behalf of Buyer pursuant to this Agreement, including the names of the officers of Buyer authorized to sign this Agreement and the Transaction Documents; and (iii) the Paying Agent Agreement, duly executed by the Buyer and the Paying Agent; and

(c)	Release of Personal Guarantees. With effect from Closing, the Buyer shall make reasonable commercial efforts to procure that each Shareholder is irrevocably and unconditionally released and discharged from the personal guarantees, (collectively, “Personal Guarantees”) given by any Shareholders in respect of the obligations or liabilities of the Company identified on Schedule 2.3( (c). The Buyer shall deliver to the Shareholders, when available, written evidence from each relevant creditor or counterparty confirming the release of the Shareholders from their Personal Guarantees. To the extent any creditor or counterparty requires a replacement guarantee or security in connection with such release, the Buyer shall provide (or cause to be provided) such guarantee or security without cost, liability, or recourse to the relevant Shareholders.

2.4 Paying Agent Agreement. At the Closing, Buyer, the Company and the Shareholders shall enter with the Paying Agent into a Paying Agent Agreement, which shall provide for the payment to the Paying Agent of the Aggregate Purchase Price to be paid either in cash or in Buyer Common Stock to the Shareholders, subject to the withholding provisions as set forth herein and therein.

2.5 Withholding; Certain Tax Matters

(a) The Paying Agent and/or the Buyer (the “Payor“) shall be entitled to deduct and withhold (without duplication) from any consideration in cash or by issuance of Ondas Stock payable or otherwise deliverable to each Shareholder pursuant to this Agreement (each, a “Payee”) such amounts as Payor reasonably determines in determines in good faith are legally required to be deducted or withheld therefrom in connection therewith under the provision of state, local or foreign Tax law or under any other applicable Law, including Israeli Income Tax Ordinance (New Version) 1961 and any regulations promulgated thereunder (as amended) (the “Israeli Income Tax Ordinance”), provided, however, that in respect of non-Israeli Tax deduction or withholding, the Payor shall provide the applicable Payees with written notice of its intent to deduct or withhold at least ten (10) Business Days prior to deducting or withholding, as applicable, and the parties shall cooperate in good faith to mitigate or eliminate any such deduction and withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding) to the maximum extent permitted by applicable Tax Law. To the extent such amounts were so deducted or withheld and timely remitted to the applicable Tax Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. To the extent such amounts are deducted and withheld, the Payor shall timely furnish the payee with documentation evidencing such Tax withholding.

(b) Notwithstanding the foregoing, the Paying Agent shall retain each Payee’s respective portion of the Aggregate Purchase Price for a period of up to 180 days from the date of such payment or an earlier date required in writing by such Payee or as otherwise requested by the ITA (the “Withholding Drop Date”) (during which time, unless otherwise required by the ITA, no amount shall be paid by the Paying Agent to such Payee and no amounts for Israeli Taxes shall be withheld from amounts paid to the Paying Agent), and during which time each Payee may obtain a valid certification or ruling, issued by the ITA and applicable to the payments to be made to the Payee pursuant to this Agreement, in form and substance reasonably acceptable to Paying Agent and Buyer (x) exempting the Payor from the duty to withhold Israeli Taxes with respect to payment to such Payee, (y) determining the applicable rate of Israeli Tax to be withheld from the payment to such Payee, or (z) providing any other written instructions with respect to withholding of Israeli Taxes, including a valid certification pursuant to Israeli Income Tax Regulations (Withholding from Payments for Services or Assets), 5737-1977 (the “Valid Tax Certificate”). In the event that no later than five (5) Business Days before the Withholding Drop Date, a Payee submits a Valid Tax Certificate to the Paying Agent, the Paying Agent shall act in accordance with the provisions of such Valid Tax Certificate subject to any deduction and withholding as may be required to be deducted and withheld under any provision of foreign Tax Law (other than Israeli Law), and the balance of the payment that is not withheld shall be promptly paid to such Payee. If any Payee (A) does not provide the Paying Agent with a Valid Tax Certificate, no later than five (5) Business Days before the Withholding Drop Date, or (B) submits a written request with the Paying Agent to release its portion of the applicable payment payable in cash or in Ondas Common Stock prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate at or before such time, then Israeli Taxes will be withheld from such Payee’s portion of the applicable payment under this Agreement as determined by the Paying Agent, in consultation with Buyer and/or its advisors at its reasonable discretion, according to the applicable withholding rate in accordance with the Israeli Income Tax Ordinance, which amount shall be delivered, or caused to be delivered, to the ITA by the Paying Agent, and the Paying Agent shall deliver to such Payee the balance of the applicable payment due to such Payee that is not so withheld. Any currency conversion commissions will be borne by the applicable Payee and deducted from payments to be made to such Payee.

2.6 Buyer’s Operational Undertakings.

2.6.1. Following the Closing, Buyer undertakes to fund the activities and operations of the Company in accordance with the 2025-2027 work plan and budget attached hereto as Schedule 2.6 (the “Work Plan”), to the extent required, and for the period of 12-month commencing as of the Closing, in an amount of up to US$1,000,000, to be provided from time to time as a shareholders loan, bearing arm’s length interest.

2.6.2. From and after the Closing, the Buyer shall not object and shall approve for Company and/or HoldCo to obtain and maintain a reasonable directors’ and officers’ liability insurance policy. Such coverage shall apply for so long as Nir continues to serve as a director and/or officer of the Company and/or HoldCo.

2.7 Buyer’s Call Option; Nir’s Put Option

(a) Nir hereby grants to Buyer an irrevocable right, exercisable in whole (and not in part) during the Option Period, at Buyer’s sole discretion by delivering a Call Option Notice in accordance with the provisions hereof within the Option Period, to acquire from Nir 100% of Nir’s remaining Share Capital in HoldCo following the Closing (or directly in the Company, if applicable, the “Call Option”).

(b) Buyer hereby grants to Nir an irrevocable right, exercisable in whole (and not in part) during the Option Period, at Nir’s sole discretion by delivering a Put Option Notice in accordance with the provisions hereof within the Option Period, to request Buyer to acquire from Nir 100% of Nir’s remaining Share Capital in HoldCo (or directly in the Company, if applicable, the “Put Option”).

(c) If the Buyer exercises the Call Option, then at the Call Option Closing, as defined below, Nir shall sell to Buyer, and Buyer shall purchase from Nir, all of Nir’s remaining Share Capital in HoldCo or in the Company, as applicable, in accordance with the provisions below, in consideration for cash or additional shares of Common Stock, at Buyer’s discretion, at a price equal to 100% of 30% multiplied by the higher of: (X) US$12,000,000 and (Y) 300% of the then applicable LTM EBITDA; and if paid in shares, divided by the closing price of the Common Stock of Parent on the Trading Market on the Trading Day prior to the Call Option Notice date (the “Call Option Consideration”).

(d) If Nir exercises the Put Option, then at the Put Option Closing, as defined below, Nir shall sell to Buyer, and Buyer shall purchase from Nir, all of Nir’s remaining Share Capital in HoldCo or in the Company, as applicable, in accordance with the provisions below, in consideration for cash or additional shares of Common Stock, at Buyer’s discretion, in such portion equal to 90% of 30% multiplied by 300% of the then applicable LTM EBITDA, and if paid in shares divided by the closing price of the Common Stock of Parent on the Trading Market on the Trading Day prior the Put Option Notice date (the “Put Option Consideration”).

(e) Nir and the Buyer agree to retain the Paying Agent (and to equally bear any cost thereof) for the purpose of facilitating any applicable tax withholding requirement of the Buyer, in connection with the exercise of the Call Option or Put Option and the provisions of Section 2.5 hereof shall apply mutatis mutandis.

(f) Following the issuance of the shares of Common Stock constituting the Call Option Consideration or the Put Option Consideration, as applicable, such shares shall not be subject to any lock-up periods and shall be registered and free tradable (including for resale) pursuant to the Registration Rights Agreement.

(g) The consummation of the Put Option shall be subject to: (i) there has been no material deterioration of business of the Company; (ii) the VWAP prior to the date of delivery of the Put Option Notice, shall be higher than the applicable closing price of the Common Stock of Parent on the Trading Market on the Trading prior the Put Option Notice; and (iii) at such time, Ondas is not limited in issuing new shares to accommodate such transaction and/or is not any other limitation in executing it.

(h) In addition, the exercise of the Put Option by Nir shall be subject on (i) Nir’s continuing employment by the Company on the date of the Put Option Notice (unless earlier terminated by the Company absent of “Cause” as defined in the Shareholder Employment Agreement), and (ii) Nir’s compliance with the provision of Section 8 of this Agreement and is not in a material breach of any provision of this Agreement.

(i) Exercise of the Call Option/Put Option.

(i) Buyer shall have the right to elect, prior to the expiration of the Option Period, in its sole discretion, to exercise the Call Option in its entirely by providing Nir with a written notice of such election (each, a “Call Option Notice”). The consummation of the Call Option (the “Call Option Closing”) shall occur as soon as possible thereafter.

(ii) Nir shall have the right to elect, prior to the expiration of the Option Period, in his sole discretion, to exercise the Put Option in its entirely by providing the Buyer with a written notice of such election (each, a “Put Option Notice”). The consummation of the Put Option (the “Put Option Closing”) shall occur as soon as possible thereafter.

(j) The Call Option Notice or Put Option Notice, as applicable, shall be deemed to represent a binding obligation (i) of Buyer to purchase (subject to the fulfillment or, at Buyer’s sole discretion, waiver of all of the conditions set forth hereunder); and (ii) of Nir to sell, the entire portion of Nir’s remaining Share Capital in HoldCo’s or the Company’s (as applicable) subject to the terms and conditions of the Call Option or Put Option.The Buyer agrees and undertakes to use its respective commercially reasonable efforts to finalize and consummate the Call Option Closing or the Put Option Closing, as applicable, as soon as practicable following the delivery of a Put Option Notice or Call Option Notice, as applicable, and Nir agrees and undertakes that upon such Call Option Closing or Put Option Closing, Nir shall execute a share transfer deed for the delivery of the relevant shares to Buyer, which share transfer deed shall also include representations and warranties as those detailed under Article 5 herein by Nir with respect to the sale of Nir’s shares subject to the Put Option or Call Option, as applicable, which provisions shall apply, mutatis mutandis.

(k) Nir hereby agrees and undertakes that until the expiration of the Option Period any Transfer of any shares covered by either of the options (without derogating from Buyer’s right of first refusal with respect thereto), shall result in the Transferee (which term, as used herein, shall include any and all Transferees and subsequent Transferees of the initial Transferee) shall take and hold such shares subject to all of the restrictions, liabilities and rights under this Agreement including the Put Option and the Call Option, which shall continue in full force and effect, according to the terms hereof, and in any case the provisions above shall be adjusted, mutatis mutandis to account for the amount of shares remaining to be sold by Nir and any remainder shall apply to the Transferee.

2.8 Buyer Common Stock.

(a) Without derogating in any manner from the obligations of Buyer in connection with the issuance of Common Stock, where applicable, any Common Stock issued hereunder, if any, shall be issued in book-entry form and shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, UNLESS PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION UNDER ANY SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) If, on the Closing Date, the Equity Closing Consideration is not issued, registered and freely tradable, in accordance with the terms hereof, Buyer shall be obligated to pay the Shareholders the Equity Closing Consideration in cash on the Closing Date, subject to and in accordance with the provisions of this Agreement. In addition and notwithstanding anything to the contrary herein, Ondas may pay any portion of the Equity Closing Consideration in cash in lieu of such securities at its sole discretion.

(c) Exchange Procedures. Notwithstanding any other provision in this Agreement, (i) the aggregate Common Stock to be issued in connection with the transactions contemplated hereunder shall not exceed 19.99% of the outstanding Common Stock on the execution date of this Agreement (it is clarified that in the event that the aggregate Common Stock to be issued in connection with the transactions contemplated hereunder shall exceed 19.99% of the outstanding Common Stock, the Buyer shall pay in cash any balance); and (ii) in no event shall Buyer be required to issue any shares of Common Stock, if recipient is not either an Accredited Investor or a non-US person; (iii) no fraction of a share of Common Stock shall be issued in connection with the transactions contemplated hereunder, and there shall not be any cash payments made under this Agreement in lieu of fractional shares; the aggregate number of shares of Common Stock issuable hereunder shall be rounded down to the nearest whole share.

(d) No Interest. Notwithstanding anything to the contrary contained herein no interest shall accumulate on any cash or Common Stock payable hereunder.

ARTICLE 3 - CONDITIONS TO CLOSING

3.1 Conditions to the Buyer’s Obligation. The obligation of the Buyer to effect the Closing shall be subject to the fulfillment at or before the Closing of the following conditions, unless waived in writing by the Buyer:

(a) the representations and warranties of HoldCo, the Company and each of the Shareholders hereunder will be true and correct in all material respects as of the Closing Date as if made on and as of such date, other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be true, correct and complete in all material respects as of such specified earlier date;

(b) HoldCo, the Company and the Shareholders shall have performed in all material respects all covenants and agreements required hereunder to be performed by them prior to the Closing, and shall have delivered all documents to be delivered by them in accordance with the provisions hereof;

(c) all corporate, governmental, regulatory, third party, and other approvals, consents and/or waivers necessary lawfully to effect the transfer of the Share Capital, or otherwise to consummate the transaction contemplated hereunder, to be obtained by the Shareholders and/or HoldCo and/or the Company, as applicable, including the approvals of the board of directors and the general meeting of HoldCo, all as provided in Schedule 3.1(c) hereto, shall have been obtained, and a copy thereof shall have been transferred to the Buyer at Closing;

(d) A copy of Company’s and HoldCo’s bank(’s) written approval for the transactions contemplated hereunder.

(e) Ha’poalim bank’s consent regarding removal of the floating charge (i.e., lien No. 4 in the ROC Extract).

(f) there shall not have been threatened, instituted or pending any lawsuit, litigation, claims, investigations or other proceedings by any third party which purports to prevent the transaction contemplated hereunder;

(g) the Shareholder Employment Agreement shall have come into effect; and

(h) HoldCo, the Company and the Shareholders provided Buyer with the Closing Financial Certificate, in form and substance acceptable to Buyer in its discretion.

(i) Buyer shall have received each of the agreements, instruments, certificates and other documents set forth in Section 2.3 , which shall be in full force and effect and in form and substance acceptable to Buyer in its sole discretion.

3.2 Conditions to the Other Parties’ Obligations. The obligation of each of HoldCo, the Company and the Shareholders to effect the Closing shall be subject to the fulfillment of the following conditions, unless waived in writing by each of them: (a) the representations and warranties of the Buyer hereunder will be true and correct in all respects as of the Closing Date as if made on and as of such date; (b) the Buyer shall have performed in all respects all covenants and agreements required to be performed by it prior to the Closing and shall have delivered all documents to be delivered by it in accordance with the provisions hereof; (c) all corporate, governmental, regulatory and other approvals, consents and/or waivers necessary lawfully to effect the transactions contemplated hereunder, to be obtained by the Buyer (including in connection with the Closing Equity Consideration) shall have been obtained by the Buyer, as applicable; and (d) there shall not have been threatened, instituted or pending any lawsuit, litigation, claims, investigations or other proceedings by any third party which purports to prevent the transaction contemplated hereunder.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF the company

In connection with the sale of the Acquired Shares to Buyer, each of HoldCo, the Company and the Shareholders (severally and not jointly), represents and warrants to Buyer, except as disclosed in the disclosure letter of even date herewith delivered by the Company to Buyer (“Disclosure Schedule”), as set forth in this Article 4. The Buyer shall be entitled to rely on all such representations and warranties regardless of any investigation by it or on its behalf. Any reference in this Article 4 to “the Company” shall be deemed, unless specifically stated otherwise, to both the Company and HoldCo:

4.1 Existence and Corporate Authority. The Company (i) is a corporation duly organized and validly existing under the laws of the State of Israel, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business in each jurisdiction in which it conducts business, in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. The Company has all requisite power and authority to execute and deliver this Agreement, and each other instrument and agreement to be executed and delivered by it hereunder or thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Such execution and delivery by the Company has been duly and validly authorized and approved by all required action of the Company, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and each other instrument and agreement to be executed and delivered by it hereunder or thereby constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its respective terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights. Complete and correct copies as of the date hereof of the organizational documents of the Company (the “Organizational Documents”), as amended or restated as of the date hereof are attached hereto as Schedule 4.1. The Company has not breached or violated, and is not in breach or violation of, any of the provisions of the applicable Organizational Documents, in a manner which may have material adverse effect on the Company. The shares of the Company are the sole and only asset of HoldCo and HoldCo has no liabilities.

4.2 Consents and Approvals; No Violations. Except as set forth on Schedule 4.2, the execution and delivery by the Company of this Agreement and each other instrument to be executed and delivered by it hereunder, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by the Company under any provision of the Organizational Documents or of any Contract to which the Company is a party or by which it or any of the Company’s assets or properties, is bound, (ii) require the Company to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person, including any consent, license, permit, grant or other authorization of, or filing with, any Governmental Entity, (iii) to Company’s knowledge, contravene any law or judgment applicable to the Company or any of the Company’s assets or properties, or (iv) violate, conflict with, result in a breach of or default by the Company (or give rise to any right of termination, cancellation, modification of any obligation, payment or acceleration) under, or result in the creation or imposition of any Lien upon any part of the Company’s assets or properties under any provision of any contract note, bond, mortgage, indenture or Contract to which the Company is a party or by which it or any of the Company’s assets or properties, is bound.

4.3 Capitalization. The Shareholders are the sole owners of all issued and outstanding shares of the HoldCo, and HolCo is the sole owner of all issued and outstanding shares of the Company, which have been duly authorized, validly issued, and are fully paid and nonassessable, in such allocation between them as specified in this Agreement. There are no outstanding options, warrants, convertible securities, or other rights to acquire any equity interest in the Company, and no person has any claim to ownership of Company shares other than HoldCo. Except as set forth in the Company’s organizational documents, there are no voting agreements, registration rights, preemptive rights, or other contractual arrangements affecting the Company’s equity securities. HoldCo has no subsidiaries and does not own any equity or debt interests in any other entity other than the Company.

4.4 Real Property; and Tangible Personal Property.

(a) The Company owns no real property, and, except as set forth under Schedule 4.4(i), has no real property leases or subleases. Except as specified in Schedule (a)(ii), the Company owns no tangible personal property and has no tangible personal property leases or subleases (“Tangible Personal Property”). The Tangible Personal Property owned, leased or subleased, as the case may be, by the Company is in good operating condition and repair, reasonable tear and wear excepted, and is suitable and adequate for use in the ordinary course of business as currently conducted. The Tangible Personal Property owned by the Company is free of any Lien of any kind and the Company has valid and marketable title to such Tangible Personal Property.

(b) Other than the shares of the Company, HoldCo does not own, lease or otherwise use any other asset, whether tangible or intangible.

4.5 Material Contracts.

(a) Schedule 4.5 sets forth a correct and complete list and the Company has provided the Buyer with correct and complete copies of all material Contracts to which the Company is a party or by which it or any of its properties or assets is bound, including without limitation, that (i) are material to the conduct and operations of the Company Business as currently conducted, assets and properties, including any Contract under which the Company either makes or receives payments in excess of $25,000 annually (ii) involve the Shareholders (or any of their respective Affiliates), or any of the officers, consultants, directors or employees of the Company, (iii) require the Company to provide non-cash consideration, (iv) are not in the ordinary course of business involve real property, (v) involve a joint venture, partnership, or formation of a limited liability company or similar relationship, (vi) restrict the ability of the Company to engage in any business or activity in any manner or in any geographic area, (vii) govern or relate to bond, indenture, note, loan or credit agreement or other agreement relating to the borrowing of money, other indebtedness or to the direct or indirect guarantee or assumption of the obligations of any other Person for borrowed money (including Company Debt), (viii) contain an indemnity obligation of the Company, (ix) are customer or supplier agreements of the Company that are material to the Company, (x) contain any exclusive rights or any so-called “most favored nation” provision or similar provision requiring the Company to offer to a Person any terms or conditions that are at least as favorable as those offered to one or more other Persons, or which grants exclusive rights, rights of first refusal, rights of first negotiation or offer or similar rights to any third Person, (xi) relate to the Company’s Intellectual Property or material Company Permits, (xii) relate to employment agreements, consulting, management or independent contractor Contract with any Person, including any severance agreements (xiii) relate to the acquisition or divestiture of shares or securities of the Company, or the acquisition or sale of any material assets of the Company, other than the acquisition or sale of inventory in the ordinary course of business consistent with past practice, (xiv) involve any court, administrative agency or commission or other, Israeli, national, provincial, state, local, foreign or other Governmental Authority, instrumentality, agency, commission or other entity , (xv) involve any acquisition, merger or similar agreement, (xvi) entitle any Person to commissions, royalties, or broker’s or finder’s fees, (xvii) obligate the Company to develop any product or technology, (xviii) under the terms of which any of the rights or obligations of a party thereto will be modified or altered or which provide for any increased payment or benefit or accelerated vesting, in any such case as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby or which contain change in control provisions and that is material to the Company, (xix) involve any confidentiality or non-disclosure arrangement pursuant to which the Company has agreed to keep confidential information obtained from any other Person, other than confidentiality or non-disclosure arrangements entered into in the ordinary course of business consistent with past practice, (xx) materially limit or restrict the Company or any successor or Affiliate thereto from engaging or competing in any manner or in any business or from conducting any activity in any geographic area or from soliciting any Person to enter into a business or employment relationship or to enter into a relationship with any Person, (xxi) all powers of attorney or other similar agreements or grant of agency by the Company, (xxii) all Contracts involving the settlement of any actual or threated action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding (collectively, the “Material Contracts”).

(b) Each Material Contract: (i) is in full force and effect and is the valid and binding obligation of, and enforceable against, the Company and any other party thereto, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; (ii) neither the Company is, nor, to the Company’s and Shareholder’s knowledge, is any other party to a Material Contract, in material breach or default thereof, nor has the Company received notice that the Company is in breach or default thereof; and (iii) no event has occurred which, with notice, or lapse of time or both, would constitute a material breach or default thereof by the Company or to the Company’s and Shareholder’s knowledge by any other party thereto or would permit termination, modification, or acceleration thereof by any other party thereto.

(c) The transfer of the Shares to Buyer shall not cause the termination, violation, breach or amendments of terms of any such Material Contract.

4.6 Compliance with Legal Requirements; Permits.

(a) The Company is not and has not been at any time, in any material respect in conflict with, or in default of, any requirement under any Law applicable to the Company Business, the Company, or by which the Company is bound (“Legal Requirement”). There is no judgment, injunction, order or decree binding upon the Company which has or, to the knowledge of the Company, would reasonably be expected to have, the effect of prohibiting or materially impairing the Company Business. The Company has not received any notice or other communication from any Governmental Authority or other Person regarding any actual or possible violation of, or failure to comply with any provision of, any applicable Legal Requirement in any material respect. The Company has made and filed all material particulars, resolutions and documents required by the Israeli Companies Law–1999, as amended and the regulations promulgated thereunder or any other applicable Law required to be filed with the Israeli Registrar of Companies or any other Governmental Authority.

(b) The Company holds, to the extent legally required, all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, exemptions, clearances, approvals, declarations, registrations and orders of or required by any Governmental Authority (“Permits”), to allow the Company to perform the services provided by the Company as part of the Company Business, including without limitation, the Material Permits (collectively, “Company Permits”). Schedule 4.6(b) sets forth a true, correct, and complete list of all Company Permits. As of the date hereof, no violation, suspension, withdrawal, revocation, or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, and the Company is, and has been, in compliance in all material respects with the terms of all Company Permits. Schedule 4.6(b) identifies any such Company Permit which, according to its terms, is about to expire within 12 months following the Closing. All of the Company Permits are in full force and effect and none of the Company Permits will be terminated or impaired or become terminable, in whole or in part, as a result of Closing.

(c) Without derogating from the provisions of Section 4.6(a) above, the Company and its directors, officers, employees and representatives are in compliance with all applicable anti-corruption, anti-bribery and similar Laws in all jurisdictions where the Company conducts business, and have not offered, paid or promised anything of value to government officials, political parties, candidates or other persons for the purpose of improperly influencing official acts, securing improper advantages, or obtaining or retaining business.

4.7 Company’s Intellectual Property.

(a) Intellectual Property. Schedule 4.7(a) of the Disclosure Schedule lists as of the date hereof (i) all registered Intellectual Property owned or used by the Company (“Company Registered Intellectual Property”), identifying the owner (including any co-owners), the title or mark, application and/or registration number, application and/or registration dates, status, and the jurisdiction; (ii) any opposition, reexamination, interference proceeding, nullity action, reissue proceeding, cancellation or other equivalent proceeding or action pending or threatened, to the knowledge of the Company, asserted with respect to any Company Registered Intellectual Property.

(b) Ownership. The Company owns all right, title, and interest in and to the Company Registered Intellectual Property, free and clear of all Liens or exclusive licenses.

(c) Inventorship. With respect to each Patent that is part of the Company Registered Intellectual Property, all individuals named as inventors in any Patent are the appropriate, sole and only inventors of the invention covered by such Patent.

(d) Validity. All Company Registered Intellectual Property is valid, enforceable (other than pending applications) and subsisting. No challenges were made to the Company with respect to the validity or enforceability of any Company Registered Intellectual Property and to the Company’s knowledge there is no basis therefor. The Company has not received any written claims or, to the knowledge of the Company, other (including oral) claims, alleging that the Company Registered Intellectual Property is not valid, subsisting or enforceable.

(e) Registration. All necessary application, registration, maintenance, renewal and recordation fees due or owed in connection with the Company Registered Intellectual Property as of the date hereof have been paid, and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant Governmental Authority for the purposes of prosecuting, registering, maintaining, licensing, or perfecting the Company Registered Intellectual Property.

(f) Sufficiency. Except as set forth in Schedule , the Intellectual Property owned by, or licensed to, the Company includes to the Company’s knowledge, all Intellectual Property necessary to the operation of the Company Business, as currently conducted.

(g) Royalty Obligations. Except as set forth in Schedule 4.7(g) and except off-the-shelf products (e.g., Windows, Office, Solid Works) and except for Open Source Software, the Company is not obligated to pay any Person any royalties, fees, commissions or other amounts for the use by the Company of any Intellectual Property owned or used by the Company. No event has occurred, and to the knowledge of the Company, no claim or dispute exists that gives rise to any obligation to pay or repay any Person (including any Governmental Authority) royalties, fees, commissions or other amounts for the use by the Company of any Intellectual Property.

(h) Company IP Contracts.

(i) Schedule 4.7(h)(i)(A) of the Disclosure Schedule lists as of the date hereof all Company’s Contracts relating to the use by the Company of third party Intellectual Property or the use by Third Parties of Company’s Intellectual Property, excluding (aa) “shrink wrap” and similar of-the-shelf computer software end-user licenses (including any Open Source Software Licenses) purchased or contained in software products used by the Company (“Licensed Intellectual Property”), (bb) non-disclosure agreements entered into in the ordinary course of business that contain any limitations or restrictions on the use or exploitation of any Intellectual Property owned or used by the Company, (cc) non-exclusive rights granted to contractors or vendors to use any Intellectual Property owned or used by the Company, (dd) Open Source Software (each, a “Company IP Contract”). For the avoidance of doubt, the Company uses Open Source Software. To the Company’s knowledge, except as set forth in Schedule (4.10(h)(B), the Company’s use of Open Source Software, as specified to the best of the Company’s knowledge under Schedule (4.10(h)(B), is in compliance with all applicable licenses, and no such use obligates the Company to disclose, license, or distribute any proprietary source code of the Company. All Open Source Software used by the Company can be replaced by commercially licensed software or Open Source Software under permissive licenses without unreasonable cost or adverse impact on the Company’s products or services or developed by the Company internally or through third party.

(ii) Except as set forth in Schedule 4.7(h)(ii) hereto, the Company has valid licenses to use the Licensed Intellectual Property in connection with the Company Business.

(iii) Except as set forth in Schedule 4.7(h)(ii) the consummation of the transactions contemplated pursuant to this Agreement will not result in the breach or other violation of any Company IP Contract that would allow any counterparty or other Person thereto to modify, cancel, terminate or otherwise suspend the operation thereof. Following the Closing, the Company will be permitted to exercise all of the Company’s rights under all Company IP Contracts (including, without limitation, the right to receive royalties, if any), to the same extent the Company has been able to, had the transactions contemplated pursuant to this Agreement not occurred and without being required to pay any material additional amounts or consideration to the same extent, other than fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated pursuant to this Agreement not occurred

(iv) Except as set forth in Schedule 4.10(h) (iv), and except as may be limited or restricted under the Israeli Defense Export Control Law, 5766-2007, the Company is not bound by any Contract containing any covenant or other provision that licenses, conveys, or assigns (whether or not currently exercisable), or limits, encumbers or otherwise restricts the ability of the Company to use, exploit, assert or enforce any Intellectual Property owned or used by the Company anywhere in the world or otherwise limits or restricts the operations of the Company Business. To the knowledge of the Company, the transactions contemplated pursuant to this Agreement will not result in any Company’s Intellectual Property or the Company Business being subject to any non-compete or exclusivity restriction.

(i) No Infringement of Third Person Intellectual Property. The Company has not received notice alleging that the Company is infringing or misappropriating or otherwise violating any Intellectual Property of any third Person. Except as set forth in Schedule 4.7(i) hereto , the Company Business or any Intellectual Property owned or used by the Company (“Company’s Intellectual Property”) to the knowledge of the Company, have not and do not infringe, misappropriate or otherwise make unlawful use of any Intellectual Property of any third Person. There are no claims, suits, actions, or other equivalent proceedings that have been instituted, are pending or, to the knowledge of the Company, asserted or threatened with respect to any Company’s owned or used Intellectual Property, and to the knowledge of the Company none of such Intellectual Property is subject to any outstanding order, writ, judgment, decree, ruling, injunction, stipulation, determination or award of any Governmental Authority.

(j) No Third Person Infringement of Company Intellectual Property. To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Company’s Intellectual Property, nor to the knowledge of the Company any Person is currently infringing, misappropriating or otherwise violating any Company’s Intellectual Property.

(k) Proprietary Agreements. Except for as set forth in Schedule 4.7(k) all current and former consultants and contractors involved in the research, development or commercialization of Company’s Intellectual Property or otherwise contributed to Company’s Intellectual Property and all current and former employees, in each case, have executed and delivered, and, to the knowledge of the Company, are in compliance with, agreements regarding the ownership, protection and confidentiality of confidential information and that include work for hire language and/or valid written assignments that include a waiver of any rights, including, an express and irrevocable waiver of the right to receive compensation in connection with “Service Inventions” under Section 134 of the Israeli Patent Law-1967 and an express and irrevocable waiver of any moral rights, as appropriate, of all such Company’s Intellectual Property conceived or developed by such employees, consultants or contractors in connection with their services for the Company. All amounts payable by the Company to all Persons involved in the research, development, conception or reduction to practice of any Company’s Intellectual Property have been paid in full and no remuneration, compensation or other amounts remain outstanding or may become due and payable under any circumstance, except for amounts paid or payable to employees or contractors in connection with employment or services rendered or to be rendered in the ordinary course and not in the nature of a royalty. No current or former employee, and to the Company’s knowledge, no consultant or contractor or any other Person has any right, claim or interest in or to any of the Company’s Intellectual Property. Except as set forth in Schedule 4.7(k), no funding, facilities or personnel of any Governmental Authority were used in the creation or development of any Company product or Company’s Intellectual Property.

(l) Protection of Confidentiality. The Company has taken reasonable steps to protect and prevent the disclosure of its trade secrets. To the knowledge of the Company, any receipt or use by, or disclosure to, a third Person of know-how constituting part of the Company’s Intellectual Property has been pursuant to the terms of a binding written Contract between the Company and such third Person.

(m) Computer Software and Information Technology. Except as set forth in Schedule 4.10(m) hereto, all computer software used in the Company Business is owned by the Company, or used pursuant to a valid license. The Company possesses full and complete source and object code versions of all such company software owned by the Company, none of which is subject to any escrow release, custody or similar provision.

(n) Government Funding. Except as set forth on Schedule 4.7(n), no government funding, facilities of a university, college, other educational institution, military or research center (“R&D Sponsor”), was used in the creation or development of Company’s Intellectual Property, and, to the knowledge of the Company, no employee, faculty, independent contractor or students of a R&D Sponsor contributed to the creation or development Company’s Intellectual Property. Except as set forth on 4.7(n)(b), no R&D Sponsor has any claim of right to, ownership of or other Lien on any Company’s Intellectual Property. Except as set forth on Schedule 4.7(n), in the event that any such funds, grants, subsidies, facilities, employees, faculty, independent contractors, or students were used, such use will not materially preclude or restrict the sale, transfer, alienation and/or license of any such Company’s Intellectual Property to Buyer free and clear of all Liens. Except as set forth on Schedule 4.7(n) of the Disclosure Schedule, the Company is not (i) party to any Contract or license with any Governmental Authority that grants to such Governmental Authority any right or license with respect to Company’s Intellectual Property, or (ii) has received any written notice from any Israeli Governmental Authority, claiming any rights under Section 55, Chapter 6 or Chapter 8 of the Israeli Patent Law-1967.

4.7A. AI.

(i) The Company is not subject to any AI Commitment and does not use any AI Technology, Generative AI Tools or Training Data and has no Company AI Products.

(ii) In this Section 4.7(A), the following terms shall have the indicated meanings: “AI Commitments” means the Company’s obligations under (a) licenses, terms, conditions, and permissions relating to AI Technology to which the Company is subject or bound, (b) applicable Law relating to AI Technology;. “AI Technology” means deep learning, machine learning or other artificial intelligence technologies that use software algorithms, neural networks, tools, and related infrastructure that are developed, owned by Company or used by or licensed to the Company. “Company AI Products” means all products or services provided distributed and sold by Company that incorporate AI Technology. “Generative AI Tools” means generative artificial intelligence technology producing AI outputs based on supplied AI Prompts, provided by third parties and deployed by Company to analyze input data, learn from that data, and then automatically make decisions, execute actions, or provide predictions generate content or output. For the avoidance of doubt, a Generative AI Tool includes LLMs. “Training Data” means data or databases, text, words, computer source code, images, videos, audio, images, landscapes, or other materials, that the Company submitted into the Generative AI Tools and/or used via AI Prompts for developing and improving the AI Technology by training, validation, and testing the algorithm(s).

4.8 Financial Statements.

(a) The Company has provided to the Buyer true and complete copies of the following financial audited statements of the Company for the periods ending December 31, 2023 and December 31, 2024 (the “Financial Statements”). The Financial Statements, are complete and correct, in all material respects, are in accordance with the books of account, ledgers and records of the Company, were prepared in accordance with GAAP, and consistently applied and present fairly in all material respects the financial position, results of operations and cash flows of the Company, in each case as of the respective dates thereof and for the periods indicated therein, subject in the case of the interim statements to normal year-end audit adjustments.

(b) On the date hereof and on the Closing Date, the Company does not and will not have any obligation, liability, debts, claims or obligations, whether accrued, absolute, contingent or otherwise (including for all Taxes), whether due or to become due, other than as reflected or disclosed in the Financial Statements or in the Closing Financial Certificate. Each item of income or expense of the Company has been accurately recorded in all material respects on the books and records of the Company reflecting in each case the correct amount and description or characterization thereof.

(c) The Work Plan includes a true, correct, and complete copy of the budget that was presented to Buyer, which sets forth the budget under which the Company operates in the ordinary course of business, including key financial assumptions, allocation of expenses, and projected revenues.

4.9 Guarantees. Except as set forth on Schedule 4.9, the Company has no outstanding guarantees, performance guarantees, letters of credit, performance or bid bonds, or any other guarantees or bonds of any kind in favor of any Person.

4.10 Taxes; Assessments.

(a) All returns, reports, information returns or other similar documents or statements which are required to be filed by the Company on account of Taxes (“Company Tax Documents”) have been duly and timely filed. All items of income, gain, loss, deduction and credit or other items required to be included in such Company Tax Document have been so included and all information provided in each such Company Tax Document is true, correct and complete. All Taxes due by the Company until the Closing Date, whether due on the Company Tax Documents or otherwise due from the Company, have been or shall be duly paid or properly reserved against on the Company’s financial statements serving as the basis for the Closing Financial Certificate. Except as set forth in Schedule 4.10, the Company has not been subject to a Tax audit of any kind. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected on a timely basis, and (to the extent required) each such Tax has been paid to the appropriate governmental authority on a timely basis or fully accrued in the Financial Statements. The Company has established, in the ordinary course of business and to the extent required by GAAP, reserves adequate for the payment of all due Taxes.

(b) No extension or waiver of the limitation period applicable to any of the Company Tax Documents nor any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company, has been granted (by the Company or any other Person), and no such extension, agreement or waiver has been requested from the Company.

(c) To the Company’s knowledge, there are no grounds for the assertion or assessment of any Taxes against the Company and there is no action or proceeding or unresolved claim for assessment or collection, pending, asserted, or threatened, by, or present or expected dispute with, any governmental authority for assessment or collection from the Company of any Taxes of any nature affecting the Company or its assets or its business. No claim has been made by any taxing authority where the Company does not file the Company Tax Documents such that the Company has been or may be subject to taxation by that jurisdiction. The Company has delivered to the Buyer correct and complete copies of all Company Tax Documents for all completed Tax years that remain open for audit or review by the relevant taxing authority, and all ruling request, examination reports, statements of deficiencies, closing agreements and settlement agreements assessed against or agreed to by the Company.

(d) Except for Liens for Taxes not yet due and payable, no Liens for Taxes exist upon the assets of the Company.

(e) The Company has not entered into any agreement, ruling or arrangement with any taxing authority. The Company has never been a party to any Tax indemnity, Tax sharing or Tax allocation agreement or arrangement.

(f) Except as set forth under Schedule 4.10(f), the unpaid Taxes of the Company will not, as of the Closing Date, exceed the reserve for Taxes set forth in financial statement serving as the basis for the Closing Financial Certificate. Since the date of the Financial Statements the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past practice.

4.11 Ordinary Course Actions. Except as set forth on Schedule 4.111 hereto, since January 1, 2025, the Company has conducted its businesses only in the ordinary course consistent with past practice, to the Company’s and Shareholder’s knowledge, there has not been any event, condition, change, action, failure to act or transaction which would be reasonably expected to result, individually or in the aggregate, in a material adverse effect, and the Company has not:

(a) issued any notes, bonds or other debt securities or any share, capital stock, or similar interest in the Company, any option, purchase right, warrant, right or other convertible, exchangeable or exercisable therefor, or any exchange right or other Contract which would entitle any other Person to acquire any such interest in the Company or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of the Company, including stock appreciation, phantom stock, profit participation or other similar rights;

(b) incurred any Company Indebtedness other than as reflected in the Closing Financial Certificate;

(c) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

(d) mortgaged or pledged any of its properties or assets or subjected them to any Lien;

(e) sold, assigned, transferred, leased, licensed or abandoned any of its assets, tangible or intangible, except in the ordinary course of business;

(f) terminated any Contract that would constitute a Material Contract;

(g) received notice of any acceleration, termination, material modification to or cancellation of any Material Contract or Permit;

(h) (i) made or granted any wage or salary increase, commission, bonus award or severance or incentive pay to any Company Employee or group of Company Employees (other than wage or salary increases, commissions, bonus awards or severance or incentive payments in the ordinary course of business), (ii) made or granted any increase in any employee benefit plan or arrangement, (iii) adopted, amended or terminated any employee benefit plan or arrangement, except as may be required by applicable Law, or (iv) granted any equity or equity-based awards;

(i) made capital expenditures or commitments therefor in excess of $10,000 individually;

(j) delayed, postponed or canceled the payment of any accounts payable or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable;

(k) made any loans or advances to, guarantees for the benefit of, or any investments in, any Persons (other than advances to employees in the ordinary course of business);

(l) suffered any damage, destruction or casualty loss exceeding $10,000 in the aggregate, whether or not covered by insurance, or experienced any material changes in the amount and scope of insurance coverage;

(m) made any change in its cash management practices or in any method of accounting or accounting policies;

(n) directly or indirectly engaged in any transaction or entered into any arrangement with any officer, director, relative of any officer or partner or other Affiliate of Shareholder;

(o) adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law;

(p) amended its Organizational Documents;

(q) acquired any business, line of business or Person by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or entered into any Contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

(r) settled any action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding; or

(s) entered into any Contract or committed or agreed, whether orally or in writing (whether or not such Contract, commitment or agreement is legally binding), to do any of the foregoing.

4.12 No Affiliate Transactions. Except as set forth on Schedule 4.12, none of the Shareholders nor any of their Affiliates or related entities is a party to any Contract, commitment or transaction with the Company, or has any ownership interest (other than through the Company) in any property, real or personal or mixed, tangible or intangible, owned or used in the business of the Company, or relating to, the Company Business, the Material Permits, asset or properties, or otherwise affecting this Agreement and/or the transactions contemplated hereby and thereby.

4.13 Litigation. Except as set forth on Schedule 4.13, there is no judgment against the Company, no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the Company’s knowledge any investigation by) any Governmental Authority pending or, to the Company’s knowledge, threatened against or affecting either the Company or the Company assets or the Company’s Intellectual Property or the ability of the Company to conduct the Company Business or to carry out its obligations under this Agreement or any related instrument, or, to the Company’s knowledge, threatened against any present or former officer, director, or employee of the Company in his or her capacity as such, and there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by the Company currently pending or which the Company intend to initiate.

4.14 Insurance. Schedule 4.14 sets forth a complete and true description of all insurance policies which the Company holds. All such policies are in full force and effect, all premiums due and payable thereunder have been paid, and no notice of cancellation or termination has been received. There are no claims pending by or against the Company under any such insurance policies. Such policies are valid, outstanding and enforceable in accordance with their terms, and will remain in full force and effect through the Closing and for a period of 12 months thereafter without being affected by the transactions contemplated hereunder. No termination of any such policy has been, to the knowledge of Company, threatened.

4.15 Employees and Independent Contractors Matters.

(a) Employees. Schedule 4.15(a) sets forth a true and complete list of the names of all employees engaged in all aspects of the Company Business by the Company as of the date hereof (the “Company Employees”). Schedule 4.15(a) further includes a list containing each such Person’s job title or function, commencement of employment date, current salary or hourly wage, benefits and other remunerations, and any incentive or bonus arrangement with respect to such Person then in effect. Except as disclosed in Schedule 4.15(a), the Company is not a party to any written or unwritten agreements, arrangements or commitments with any Company Employees, or any in effect agreements, arrangements or commitments with any former employees of the Company.

(b) Independent Contractors. Schedule 4.15(b) sets forth a true and complete list of the names of all independent contractors currently engaged by the Company as of the date hereof (“Independent Contractors“). Except as disclosed in Schedule 4.15(b), Company is not a party to any written or unwritten agreements, arrangements or commitments with Independent Contractors or any in effect agreements, arrangements or commitments with any former independent contractor of the Company.

(c) Employment Relations. With respect to the Company Employees: (i) the Company is in all material respects in compliance with all mandatory applicable laws relating to employment practices, terms and conditions of employment, (ii) no collective bargaining agreement, extension order (tzavei harchava) or other similar collective labor contracts is currently in effect or being negotiated, the Company has no obligation to negotiate any other collective bargaining agreement and, to the knowledge of the Company, there is no indication that any Company Employees desire to be covered by a collective bargaining agreement, all other than extension order (tzavei harchava) that are generally applicable to employees in the State of Israel, (iii) there is no representation claim or petition pending before the any labor agency or court of which the Company has been notified and, to the best knowledge of the Company, no question concerning representation has been raised or threatened and (iv) no notice has been received by the Company of any complaint filed against the Company claiming that the Company has violated any applicable employment standards, human rights or other labor legislation or of the intent of any governmental authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Company or any of the Company Employees, and no such investigation is in progress.

(d) The consummation of the transactions contemplated by this Agreement will not entitle any employee or independent contractor or services provider of the Company to severance pay or accelerate the time of payment or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Contract between such Person and the Company.

(e) All current employees and all consultants of the Company who are involved in the research and development activities of the Company are parties to undertakings of confidentiality, non-competition and assignment of Intellectual Property in favor of the Company.

(f) All amounts that the Company is legally or contractually required either: (a) to deduct from its employees’ salaries or to transfer to their pension or provident fund, life insurance, incapacity insurance, continuing education fund or other similar funds; or (b) to withhold from their salaries and benefits and to pay to any governmental authority as required by the Israeli Income Tax Ordinance and/or the National Insurance Law, or otherwise, have, in each case, been duly deducted, transferred, withheld and paid, and the Company does not have any outstanding obligation to make any such deduction, transfer, withholding or payment, except in the ordinary course of business and in accordance with the provisions of the employment agreements and applicable law. There are no outstanding, pending, or to the Company’s knowledge, threatened or anticipated assessments, actions, causes of action, claims, complaints, demands, orders, prosecutions or suits against the Company, its directors, officers or agents pursuant to or under any applicable rules, regulations, or laws, including, but not limited to pension plans, unemployment insurance, income tax, employer health tax, labor relations, occupational health and safety, human rights and workers’ compensation. Provision for severance pay and accrued vacation days due to the employees has been made according to GAAP in the Financial Statements, and the Company is not aware of any circumstance whereby any employee may have the right to demand any claim for compensation on termination of employment beyond the statutory or contractual rights to which such employee is entitled, including severance pay.

4.16 Warranty Matters. The Company has not given or made any warranties to third Persons with respect to any services of the Company, except for warranties granted in the ordinary course of business and substantially in the form attached hereto as Schedule 4.16. Any services provided by the Company have been in conformity in all material respects with all applicable contractual commitments.

4.17 Bank Accounts and Safe Deposit Boxes; Powers of Attorney. Schedule 4.17 sets forth a true and complete list of (i) all accounts at banks and other financial institutions maintained by or for the use of the Company, together with the names of authorized signatories thereof on each such account; (ii) the location of all safe deposit boxes (and all keys thereto) maintained by or for the Company, together with the names of the individuals with authorized access thereto, and (iii) all personal guarantees provided by the Shareholder of any of this Affiliates in connection with such accounts specified under the foregoing clause (i). There are no outstanding powers of attorney executed on behalf of the Company.

4.18 Broker, Finder Expenses. No broker, finder, financial advisor, investment banker or similar Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions consummated hereunder.

4.19 Sufficiency. The Company’s Intellectual Property, Material Contracts, Permits, Real Property and Tangible Personal Property, all as described above, are sufficient for the continued conduct of the Company Business after the Closing in the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Company’s Business as currently conducted.

4.20 Accuracy of Information; Disclosure. Neither this Agreement nor any schedule, statement, or certificate furnished by or on behalf of the Company or the Shareholder to Buyer in connection with this Agreement or any of the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE Shareholders

Each of the Shareholders, severally and not jointly, represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

5.1 Legal Capacity; Authority. The Shareholder has all requisite power, authority and legal capacity to execute and deliver this Agreement, and any related instrument, and to perform its obligations hereunder and thereunder. This Agreement and each other instrument and agreement to be executed and delivered by it hereunder or thereby constitutes the valid and legally binding obligations of the Shareholder, enforceable against it in accordance with its respective terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights. The Shareholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

5.2 No conflict. The execution and delivery by the Shareholder of this Agreement and the performance by the Shareholder of its obligations hereunder do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by the Shareholder under any Contract to which the Shareholder is a party or by which it is bound, (ii) require the Shareholder to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person, including any consent, license, permit, grant or other authorization of any governmental authority, (iii) contravene any law or judgment applicable to the Shareholder, or (iv) violate, conflict with, result in a breach of or default by the Shareholder (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any part of the Share Capital under any provision of any Contract or obligation to which the Shareholder is a party or by which he is bound.

5.3 Ownership and Title. The Shareholder is the owner of the entire Share Capital, free and clear of any Liens, and the Shareholder will transfer to Buyer at the Closing valid ownership and title to its portion of the Share Capital, free and clear of any Liens. All of the shares sold by the Shareholder hereunder are duly authorized, validly issued and non assessable and fully paid. The Shareholder has valid and marketable title to the Share Capital and the sale and transfer of the Share Capital to the Buyer hereunder will vest title to such Share Capital in the Buyer free and clear of any Liens. No share certificates were issued to the Shareholder in connection with its holding and ownership of any Shares of the Company.

5.4 Litigation. There is no judgment against the Shareholder related to the Share Capital, and no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or any investigation by) any governmental authority pending or, to the knowledge of such Shareholder, threatened, affecting the Share Capital or the ability of the Shareholder to carry out its obligations under this Agreement or any related instrument.

5.5 Compliance with law. The Shareholder is in compliance in all material respects with all applicable laws, judgments, permits, certificates and other approvals, all to the extent related to the conduct of the Company Business and the ownership of the Share Capital.

5.6 Solvency. The Shareholder is not bankrupt or insolvent and has not proposed a voluntary arrangement or made or proposed any arrangement or composition with such Shareholder’s creditors or any class of such creditors, and no petition in respect of any such arrangement or composition has been presented. The consummation of the transactions under this Agreement shall not constitute a fraudulent transfer by such Shareholder under applicable bankruptcy and other similar laws relating to bankruptcy and insolvency of such Shareholder.

5.8 Accuracy of Information; Disclosure. Neither this Agreement nor any schedule, statement, or certificate furnished by or on behalf of the Company Shareholders to the Buyer in connection with this Agreement and the other Transaction Document or any of the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading, as of the date hereof or the date of such Transaction Document, respectively.

5.9 Acquisition of Ondas Common Stock. Each of Itzik and Nir severally and not jointly represents and warrants to Buyer that the investor questionnaire provided to Buyer by or on behalf of such person substantially in the form attached hereto as Schedule 5.9 and all information contained therein is fully true, correct and complete including without limitation the following:

(a) Such person is receiving Ondas Common Stock for investment solely for his own account and not with a view to or for sale in connection with any distribution thereof in violation of the federal securities laws, applicable state securities laws or this Agreement.

(b) At the time such person was offered the Common Stock, he had, and as of the date hereof, he has, such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of Common Stock, and in each case has consulted with counsel and other advisors prior to entering into this Agreement.

(c) Such person has had an opportunity to ask questions and receive answers concerning the capitalization of Buyer, the terms of this Agreement and the financial condition and operations of Buyer and its subsidiaries.

(d) Such person is either an accredited investor (as defined in Regulation D under the U.S. Securities Act of 1933) or is not a U.S. Person (as defined in Regulation S. under the U.S. Securities Act of 1933).

ARTICLE 6- Representations And warranties of the BUYER

In connection with the purchase of the Shares by Buyer, the Buyer hereby represents and warrants as of the date hereof and as of the Closing Date, as follows:

6.1 Existence and Corporate Authority. The Buyer is a corporation duly organized and validly existing under the laws of state of Nevada. The Buyer has the requisite power and authority to carry on its business as presently being conducted. The Buyer has all requisite power and authority to execute and deliver this Agreement, and each other instrument and agreement to be executed and delivered by it hereunder or thereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Such execution and delivery, the performance and consummation by the Buyer, have been duly and validly authorized and approved by all required action of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and each other instrument and agreement to be executed and delivered by it hereunder or thereby constitutes the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with its respective terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights.

6.2 Consents and Approvals; No Violations. Except as set forth on Schedule 6.2, the execution and delivery by the Buyer of this Agreement and each other instrument to be executed and delivered by it hereunder, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by the Buyer under any provision of its organizational documents or of any Contract to which the Buyer is a party or by which it or any of its assets or properties, are bound, (ii) require the Buyer to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person, including any consent, license, permit, grant or other authorization of any Governmental Entity, other than (i) the filings required pursuant to this Agreement; (ii) the filing with the SEC of a Current Report on Form 8-K, (iii) the application(s) to the Nasdaq for the listing of the Closing Equity Consideration and/or RSU’s (when applicable) for trading thereon in the time and manner required thereby (iii) to the Buyer’s knowledge, contravene any law or judgment applicable to the Buyer or any of the Buyer’s assets or properties, or (iv) violate, conflict with, result in a breach of or default by the Buyer (or give rise to any right of termination, cancellation, payment or acceleration) under any provision of any Contract to which the Buyer is a party or by which it or any of the Buyer’s assets or properties, are bound.

6.3 Issuance of the Closing Equity Consideration; Registration. Subject to the restrictions set forth in the Lock-up Agreement, the Closing Equity Consideration issued at the Closing Date shall be duly authorized validly issued, fully paid, nonassessable will be free from any pre-emptive rights or other restrictions on transfer (including any restriction against pledging or hedging transactions) other than those imposed under this Agreement, applicable federal and state securities laws and any liens or encumbrances imposed on a Shareholder. Assuming the accuracy of the representations of the Shareholders in Section 5 of this Agreement, the Common Stock will be issued in compliance with all applicable federal and state securities laws.

6.4 Listing and Maintenance Requirements. The Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Buyer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Closing Equity Consideration under the Exchange Act nor has the Buyer received any notification that the SEC is contemplating terminating such registration. The Buyer is in compliance with the provisions of the rules and regulations promulgated by Nasdaq and/or any other Trading Market and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such listing and maintenance requirements. There are no proceedings pending or threatened against the Buyer relating to the continued listing of the Common Stock on Nasdaq, and the Buyer has not received any notice of, nor is there any reasonable basis for, the delisting of the Common Stock from Nasdaq.

6.5 Independent Investigation. The Buyer has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and HoldCo, which investigation, review and analysis were done by the Buyer and its representatives. In entering into this Agreement, the Buyer acknowledges that it has not relied on any representations or opinions of the Shareholders, the Company and HoldCo or their representatives (except the representations expressly provided in this Agreement). Buyer hereby acknowledges and agrees that (a) other than the representations provided in this Agreement, the Shareholders, the Company and HoldCo or any of their officers, directors, employees or representatives did not make or have not made any representation or warranty, express or implied, at law or in equity, with respect to the Company and HoldCo, including as to (i) the operation of the Company and HoldCo after the Closing or (ii) the probable success or profitability of the Company and HoldCo after the Closing and (b) the Shareholders, Company and HoldCo will not have or will not be subject to any liability or indemnification obligation to the Buyer or any other Person resulting from the distribution to the Buyer, its respective Affiliates or representatives of, or the Buyer’s use of, any information relating to the Company and HoldCo, including, without limitation, any descriptive memoranda, summary business descriptions or any information, documents or material made available to the Buyer or its representatives, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Buyer or in any other form in expectation of the transactions, other than in case of fraud or intentional misrepresentation.

6.6 Adequacy of Funds. Notwithstanding any provision to the contrary contained in this Agreement, the Buyer understand and acknowledge that the obligations of the Buyer to consummate the transactions contemplated by this Agreement and the Transaction Documents are not in any way contingent upon or otherwise subject to the Buyer’s consummation of any financing arrangement, Buyer’s obtaining of any financing or the availability, grant, provision or extension of any financing to the Buyer. The Buyer will have prior to or at the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to satisfy its monetary and other obligations under this Agreement including, without limitation, the obligation to pay the Closing Cash Consideration in accordance herewith.

6.7 Investment Experience. Buyer has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and HoldCo. Buyer acknowledges that no promise or guaranty as to the financial, technological or commercial success of the Company and HoldCo or the future value of its shares is provided by the Company and HoldCo and the Shareholders.

ARTICLE 7- COVENANTS AND AGREEMENTS Prior to Closing

7.1 Ordinary Course. During the period from the date of this Agreement through the earlier of (x) the termination of this Agreement in accordance with its terms, and (y) the Closing Date, except as consented to in writing by Buyer, the Company shall (and the Shareholders shall cause the Company to) carry on its business in the normal and regular ordinary course in accordance with past practice and make its reasonable commercial efforts to preserve its business, assets and goodwill intact, and continue to retain the services of its current employees and service providers, and without derogating from the foregoing, the Company shall not (i) except as otherwise provided in this Agreement make any deviations from the existing terms of employment/engagement and (ii) take any of the actions set forth in Sections 4.11(a) - 4.11(s).

7.2 Further Assurances. Each of the Parties agrees to use its reasonable best efforts to cooperate fully and in good faith in order to fulfill, and obtain all required governmental and regulatory, third Person and internal corporate (or equivalent) approvals, consents and/or waivers, in connection with, the consummation of the transactions contemplated by this Agreement and any related instruments, in order to allow to consummate the transactions contemplated hereunder as soon as possible.

7.3 No-Publication. Each Party hereto will not disclose to any Person the existence of this Agreement and the consummation of the transactions contemplated hereunder, and any and all press releases and other widely-disseminated public disclosure by a Party hereto concerning the existence or terms of this Agreement or the transactions contemplated hereby from and after the date hereof will be subject to prior coordination with, review by and approval of the other Parties; except for (i) permitted disclosure to any of the Parties’ advisors and consultants on a need to know basis (such as accountants and legal counsels), (ii) to the extent a Party is required to make an announcement pursuant to any applicable law or stock exchange rule or court order, or (iii) to competent court, in order to enforce the provisions of this Agreement and/or any of the related and ancillary documents hereto. The provisions of this Section 7.3 shall survive the termination of this Agreement.

ARTICLE 8 - COVENANTS AND AGREEMENTS FOLLOWING to Closing

8.1 Restrictive Covenants. Without derogating from, and in addition to, and without derogating from, any undertaking under the Shareholder Employment Agreement in effect following the Closing (or any former employment agreement of the Shareholder), the Shareholders undertakes and agrees towards the Company and the Buyer, effective commencing as of the Closing, as follows:

(a) Confidentiality. To keep secret and to treat with confidentiality the Confidential Information and not to disclose any Confidential Information to any person or entity whatsoever or to use any Confidential Information for any purpose whatsoever, except for the benefit of the Company and only in performance of their duties on behalf of the Company (if applicable), provided however, that in the event that any of the Shareholders shall be legally required (by formal questioning by any Governmental Authority, or, in the written opinion of his/its legal counsel, by applicable Law) to disclose any Confidential Information, such Shareholder shall immediately notify the Buyer and the Company of such request or requirement prior to disclosure so that the Buyer or the Company may seek an appropriate protective order with the reasonable assistance of such Shareholder. If such order is not timely obtained, only such portion of the Confidential Information as specifically required shall be disclosed.

(b) Non-Compete. Each of the Shareholders undertakes that during the period commencing on the Closing Date and ending upon the 4th anniversary of the Closing Date (“Restricted Period”), such Shareholder will not compete in the Company Business anywhere in the world. For the purposes of this Agreement, the term “compete” shall mean engaging or having any interest, directly or indirectly through any Affiliate, partnership, joint venture or agent (other than the Buyer or the Company), for its own account or as an owner, shareholder, operator, manager, employee, officer, director, partner, venture partner, investor, advisor, consultant or similar capacity of or to any Person; provided, however, that nothing herein shall prohibit (i) the ownership of up to two percent (2%) of any class of securities of a company that is publicly traded on a recognized securities exchange, or (ii) passive investment in a venture capital or private equity fund not primarily engaged in the Company Business and over which such Shareholder does not have control or management authority, or (iii) employment or consulting activities that are not directly competitive with the Company Business.

(c) Non-Solicitation. During the period commencing on the date hereof and ending upon expiration of the Restricted Period, each of the Shareholders covenants and agrees not to: (i) solicit, seek to employ or seek to retain the services of any Person who is at that time or was within the previous two (2) years providing services to the Company, as an employee, consultant or contractor, or employee of such a consultant or contractor (any such Person, a “Subject Person”), (ii) persuade, induce or attempt to persuade or induce any Subject Person to leave his/her employment or to refrain from providing services to such party or (iii) cause or authorize any Person to do any of the foregoing. Provided, however, that general solicitations not specifically directed to Subject Persons shall not constitute a breach of this Section (e).

(d) Non-Disparagement & Non-Interfere. Shareholders agree that each of them will not, and will cause their respective Affiliates not to, directly or indirectly, make or publish any statement or communication which is false or disparaging with respect to the Buyer, the Company, their respective Affiliates or any direct or indirect shareholders, officers, directors, members, managers, employees or agents. Shareholders further agree that during the Restricted Period each of them will not, and will cause their respective Affiliates not to, directly or indirectly, induce, or attempt to induce, any consultant, contractor, sub-contractor, customer, client, distributor, supplier, vendor, manufacturer, representative, agent, venturer, co-venturer or other Person transacting business with the Company to reduce or cease doing business with the Company, or in any way to interfere with the relationship between any such Person, on the one hand, and the Company, on the other hand.

(e) Enforcement. The Parties intend that the provisions of this Section 8.1 be enforced to the fullest extent permissible under applicable Law in each jurisdiction where enforcement may be sought, and that the unenforceability of any provision shall not impair the remainder of this Section 8.1. If any court determines that the restrictions are unreasonable, the Parties agree that such court may substitute the maximum reasonable period, scope or geographic area and revise the restrictions to cover the maximum extent permitted by law. The Shareholder acknowledges that these restrictive covenants, including their duration, are necessary to protect the proprietary interests and legitimate business interests of the other Parties, and that the Aggregate Purchase Price constitutes consideration for the Shareholder’s obligations under this Section 8.1(e).

(f) The Shareholders expressly acknowledge that the restrictive covenants set forth in this Section 8.1, including the duration of such covenants, are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the other Parties, and that the Aggregate Purchase Price hereunder, payable to the Shareholders, and any components thereof, are consideration, inter alia, for the Shareholders’ obligations and undertakings under this Section 8.1. The covenants and obligations of the Parties set forth in this Section 8.1 shall be construed as independent of any other provision herein and of any other agreement or arrangement among the Parties and the existence of any claim or cause of action by any Party against any other Party or any of their Affiliates, whether based on another provision of this Agreement or a separate agreement, shall not constitute a defense to the enforcement of such covenants or obligations against such Party.

8.2 Waiver of Claims.

(a) In consideration of the mutual covenants and agreements contained herein, commencing as of, and subject to, the Closing, each of the Shareholders (on behalf of himself and any of his successors, heirs, assigns, executors and administrators) hereby irrevocably releases and forever discharges the Buyer and the Company, HoldCo and, the Parent and their respective Affiliates, predecessors, directors, officers, employees and agents, and each of their respective successors, heirs, assigns, executors and administrators (collectively, the “Buyer Released Persons”) of and from any and all manner of action and actions, cause and causes of action, suits, rights, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, omissions, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity (collectively, “Shareholder Claims”) which such Shareholder ever had and now has, or may have in the future in connection with any events or circumstances occurring prior to the Closing Date against the Buyer Released Persons, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, for, upon or by reason of any state of facts or matter relating to the Shareholder and the Company or HoldCo (whether in his capacity as a shareholder, officer, director or employee, or any other capacity or pursuant to the provisions of any Contract or the provisions of applicable Law) or this Agreement (other than as specifically provided for herein), all to the extent arising at any time on or prior to the Closing Date, and the Buyer Released Persons shall not have liability with respect thereto, provided however the aforementioned shall not apply with respect to any Shareholders Claims in any kind whatsoever in connection with, or in relation to the performance (or nonperformance) by Buyer (or anyone acting on its behalf, including Parent) of its obligations and undertakings in accordance with the provisions of this Agreement including section 7.4.

ARTICLE 9 - SURVIVAL; INDEMNITY; LIMITATIONS

9.1 Survival. The representations and warranties of the Parties contained in this Agreement will survive the Closing for 18 months thereafter (“Rep Indemnifications Period”); provided, however, that the representations and warranties of the Company under: (i) Section 4.7 (Intellectual Property) shall survive the Closing for 36 months thereafter (the “IP Rep”; and (ii) Sections 4.1 (Existence; Corporate Authority), 4.2 (Consents and Approvals; No Violation), 4.3 (Capitalization), 4.13 (Taxes; Assessments), 4.18 (Broker Finder Expenses) and the Shareholders’ representations under Sections 5.1 (Legal Capacity; Authority), 5.2 (No Conflict), 5.3 (Ownership and Title) and 5.9 (Acquisition of Ondas Stock) and the Closing Financial Certificate (“Fundamental Representations”) shall survive the Closing until thirty (30) days following the expiration of the statute of limitations applicable to the subject matter underlying such Fundamental Representation (after giving effect to the pendency of any litigation or dispute resolution process in relation thereto); all except for claims for any Damages resulting from fraud or willful representation. All covenants and agreements to be performed in whole or in part after the Closing Date shall survive until thirty days following the expiration of the applicable statute of limitations. The right to indemnification hereunder shall not be limited or affected by any diligence conducted or knowledge acquired by any Party, before or after the execution of this Agreement or the Closing provided that in the event such written notice is not followed by a law suit within 180 days with respect to Buyer claims or within 180 days with respect to third Party claims, following the date on which such written notice was first received the applicable claim in respect of which indemnity is sought under this Section 9 shall expire in accordance with the applicable survival period set forth under this Section 9.1.

9.2 Indemnification.

(a) Notwithstanding anything to the contrary under this Agreement or applicable law and, subject to the limitations set forth in this ARTICLE 9, the Shareholders, severally and not jointly (pro-rata between them in accordance with the respective portion of the Aggregate Purchase Price, and each up to his pro rata portion in the Aggregate Purchase Price) (“Indemnifying Party”) shall indemnify, defend, and hold harmless the Buyer and its officers, shareholders, directors, employees and Affiliates (“Indemnified Parties”) against any and all direct and actual liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees and expenses), provided, however, that the foregoing shall not include any consequential or punitive damages, unless actually paid by the Indemnified Parties as a result of a claim made by any third parties and for which such Indemnified Parties are entitled to indemnification pursuant to Article 9 (“Damages”), incurred or suffered by the Indemnified Parties in any way as a result of, relating to or arising out of: (i) any failure of any representation or warranty in this Agreement or the Transaction Documents or in any certificate, Schedule or Exhibit to this Agreement (specifically excluding the Shareholder Employment Agreement and the Closing Financial Certificate, the “Ancillary Agreements”) made by the Company, HoldCo or the Shareholders, to be true and correct as of the Closing (as if made at the Closing); (ii) any breach of any covenant or agreement of the Company, HoldCo or the Shareholders in this Agreement or any Ancillary Agreement; (iii) inaccuracies in the Closing Financial Certificate. For the sole purpose of determining Damages (and not for determining whether a breach of a representation or warranty has occurred), the representations and warranties of the Company, HoldCo and the Shareholder shall be deemed to not be qualified or limited by any references to materiality or material adverse effect; and (iv) any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) brought against the Company or any of its directors or officers (in their capacities as such) following the Closing, to the extent arising out of or relating to acts, omissions or decisions of any director or officer of the Company in the performance of their duties solely during the period prior to the Closing Date “Pre-Closing D&O Matters”); (v) any claim, action, suit or proceeding brought by or on behalf of Nir in connection with his employment by the Company prior to the Closing Date, including without limitation with respect to payment of any amounts or social benefits or consideration of any kind (exceeding the then outstanding amounts recorded in the Company’s books and/or accumulated in any benefit plans or funds in Nir’s name) with respect to the period prior to the Closing Date; and (vi) any claim, action, suit, proceeding or indebtedness brought against the Company or HoldCo or any of their affiliates in connection with HoldCo’s previous holdings of Green Road Management and Entrepreneurship Ltd.

(b) Notwithstanding anything to the contrary under this Agreement or applicable law, the Indemnified Parties shall not be entitled to any indemnification pursuant to Section 9.2(a)(i) (other than claims for any Damages resulting from breach of the Fundamental Representations or fraud or willful misrepresentation in connection with which the limitations below shall not apply) until the aggregate amount of all such Damages that would otherwise be indemnifiable exceeds USD85,000 (the “General Basket”), at which time the Indemnified Parties shall be entitled to indemnification for the full amount of all Damages (including all Damages incurred prior to exceeding the Basket, subject to the limitation in subsection (d) below.

(c) Notwithstanding anything to the contrary under this Agreement or applicable law, the Indemnified Parties shall not be entitled to any indemnification pursuant to Section 9.2(a)(iii) (other than claims for any Damages resulting from fraud or willful misrepresentation in connection with which the limitations herein shall not apply), until the aggregate amount of all such Damages that would otherwise be indemnifiable exceeds USD 100,000, (“Financial Basket”) at which time the Indemnified Parties shall be entitled to indemnification for the full amount of all Damages.

(d) Notwithstanding anything to the contrary in this Agreement: (i) the aggregate liability of the Shareholders solely under Section 9.2(a)(i) for breaches of representations and warranties (other than the Fundamental Representations or fraud or willful misrepresentation) shall not exceed, in the aggregate, twenty percent (20%) of the Aggregate Purchase Price or with respect to the IP Rep - fifty percent (50%) of the Aggregate Purchase Price, allocated among the Shareholders each up to its pro rata share of the Aggregate Purchase Price actually received by each; and (ii) in no event (other than fraud or intentional misrepresentation) shall the maximum liability of each Shareholder exceed such Shareholder’s respective portion of the Aggregate Purchase Price actually received by such Shareholder. Subject to the actual consummation of either the Call Option or Put Option, the value of the consideration paid or payable for such exercise shall be added to the Aggregate Purchase Price for purpose of calculating the maximum liability and corresponding indemnification hereunder. For avoidance of any doubt, (i) in case of the Fundamental Representations and the indemnifiable matters set forth under Section 9.2(a)(ii) through (vi), the aggregate liability of the Shareholders shall only be limited by the Aggregate Purchase Price actually received by each Shareholder (and up to each pro rata portion thereof) and (a) the General Basket shall not apply, (b) the Financial Basket will apply to the Closing Financial Certificate; and (ii) no limitation whatsoever shall apply in case of fraud or willful misrepresentation.

(e) Notwithstanding anything to the contrary under this Agreement or applicable law, following the Closing, the rights of any Indemnified Party to recover any amounts pursuant to this ARTICLE 9 shall be the sole and exclusive monetary remedy of the Indemnified Parties for any breaches by either the Company, HoldCo and/or the Shareholders of any representation and warranty in connection with this Agreement or any Ancillary Agreement, except for liabilities arising out of or based on fraud or willful misrepresentation and, for the avoidance of doubt, equitable remedies to enforce their obligations under this Agreement.

(f) In no event shall the Indemnifying Party seek contribution or any other legal, financial or equitable relief from the Company, HoldCo or any of their Affiliates in respect of such Indemnifying Party’s indemnification obligations.

(g) Any indemnification obligation of a Shareholder that is satisfied, in whole or in part, through the delivery, transfer or forfeiture of any shares of Parent Common Stock issued as part of the Aggregate Purchase Price shall be determined and valued based on the fair market value of such shares on the date the applicable indemnification payment is made. For this purpose, “fair market value” means the VWAP of the Parent Common Stock as reported on Nasdaq (or such other principal exchange on which such stock is then listed) on the Trading Day immediately preceding the date such payment is made. Each Shareholder shall have the sole election, in its discretion, to satisfy any indemnification obligation (i) by transferring to Buyer a number of shares of Parent Common Stock having an aggregate fair market value equal to the amount of such obligation, or (ii) by selling such shares in the open market and remitting to Buyer the corresponding net cash proceeds (a “sell-to-cover” transaction). Notwithstanding any lock-up, legend, or transfer restriction applicable to the Equity Consideration, each Shareholder shall be permitted, and Buyer shall remove any lock-up, legend, or transfer restriction, if required, solely for the limited purpose of funding or satisfying any indemnification obligation hereunder, to sell or otherwise dispose of such number of shares of Parent Common Stock as is necessary to effect such sell-to-cover transaction, provided that such sale complies with applicable securities laws. For the avoidance of doubt and notwithstanding anything to the contrary, the option to settle indemnification obligations by Parent Common Stock shall only be available to the extent selling or otherwise disposing of securities at a given time would not violate applicable law, including US securities laws and, if applicable to such selling shareholder, the Buyer’s Insider Trading Policy.

9.3 Consideration Adjustment. The Parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Aggregate Purchase Price for any purpose whatsoever, including Tax purposes, unless otherwise required by Law.

9.4 Notwithstanding anything herein to the contrary, the Shareholders shall not have any liability for any Damages to the extent the matter giving rise to such Damages is explicitly reserved against in the Financial Statements or disclosed with specificity including with respect to the amount and possibility of Damages in the Disclosure Schedules or in the Closing Financial Certificate.

9.5 Certain Tax Exclusions and Limitations. Notwithstanding anything to the contrary contained in this Agreement or in other Transaction Documents, (i) the Shareholders shall not be liable for Taxes of the Company Parties and/or any of their Subsidiaries relating to a period after the Closing Date, (ii), and indemnification under this Section 9.5 shall not apply to any Taxes that result from (A) any action or omission of Buyer or the Company Parties or any of their Subsidiaries, after the Closing Date that is not in accordance with past practice, unless required by applicable Law, which has the effect of creating or increasing Taxes for any period prior to the Closing Date or any cancellation or denial of use of loss carryforwards, if any, or (B) any Taxes arising as a result of the filing of an amended Tax Return that is not in accordance with past practices as finally determined in accordance with the dispute resolution provisions of this Agreement.

9.6 Third-Party Claims. In the event Buyer becomes aware of a claim by a third party (a “Third-Party Claim”) that Buyer believes in good faith may result in a claim for indemnifiable Damages under this Article ARTICLE 9 by or on behalf of the Indemnified Parties, it shall promptly notify the Shareholders of such Third-Party Claim and the basis for such belief (“Indemnification Notice”); provided, however, that neither such notice nor the Shareholders denial of such believe shall be construed as an admission by the Shareholders of such belief. Upon receipt of the Indemnification Notice, the Shareholders shall have ten (10) calendar days after said notice is given to elect, by written notice given to the Buyer, to undertake, conduct and control, through counsel of its own choosing reasonably acceptable to the Buyer, and at the Shareholder’s sole expense, the good faith defense of such claim; provided that: (a) such Third-Party Claim does not involve or relate to any criminal proceeding and is not in connection with the IP Rep, (b) the Shareholders acknowledge in writing that the claim is subject to full indemnification hereunder without any limitation whatsoever, and (c) Buyer, Parent or any of their affiliates are not named in such claim and the defense of 30 such claim would not reasonably be expected in the opinion of Buyer to adversely affect the business reputation of the Buyer or the Company. The Buyer shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not constitute indemnifiable Damages subject to indemnification under Section 9.2. Notwithstanding, if the Shareholders failed to timely undertake to conduct and control the defense the Buyer shall have the right in its sole discretion to conduct the defense of and to settle or resolve such Third-Party Claim (and the out-of-pocket costs and expenses incurred by Buyer in connection with such defense, settlement or resolution (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court costs) shall be included in the indemnifiable Damages for which Buyer may seek indemnification pursuant to a claim made hereunder, and such costs and expenses shall constitute indemnifiable Damages subject to indemnification under Section 9.2, to the extent it is ultimately determined that such Third-Party Claim arose out of, resulted from or was in connection with a matter listed in Section 9.2). The Shareholders shall have the right to receive copies of all pleadings, notices and communications with respect to such Third-Party Claim to the extent that receipt of such documents does not affect any privilege relating to any Indemnified Person, subject to execution by the Shareholders of Buyer’s (and, if required, such third party’s) non-disclosure agreement to the extent that such materials contain confidential or propriety information. If the Buyer controls the defense of such Third Party Claim, then : (i) the Shareholders may participate in (but not control) such Third-Party Claim or any action related to such Third-Party Claim; (ii) the Shareholders shall not be liable for any settlement of such Third Party Claim effected without their consent, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed to have been given if the aggregate amount of all indemnifiable Damages under Article 9.2 (including such settlement and related expenses) or is less than the aggregate amount of the Basket and the Financial Basket, unless the Shareholders shall have objected within ten (10) Business Days after a written request therefor by Buyer; or (iii) if the Shareholders shall have been determined by a court to have unreasonably withheld, conditioned or delayed its consent; then the Shareholders shall not have any power or authority to object to any claim by or on behalf of any Indemnified Parties against an Indemnifying Party for indemnity with respect to such settlement or resolution.

In the event that the Shareholders control the defense of such Third Party Claim, the Shareholders shall keep Buyer informed of all proceedings and matters related to handling such Third Party Claim, and shall not settle such Third Party Claim without the consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed).

9.7 Insurance Coverage. In determining the amount of Damages in respect of a claim under ARTICLE 9 there shall be deducted an amount equal to the amount of any third-party insurance proceeds actually received (net of direct collection expenses) by an Indemnified Party making such claim with respect to such Damages less the cost of any increase in insurance premiums over the projected period of such increase as a result of making a claim for such Damages, provided that the foregoing shall not (i) require an Indemnified Party to maintain any insurance or to seek action or recovery from any such third party as a requirement hereunder or as a condition to seeking or recovering indemnification from any Indemnitor hereunder, or (ii) be construed or interpreted as a guaranty of any level or amount of insurance recovery with respect to any Damages hereunder.

ARTICLE 10 - TERM AND TERMINATION

This Agreement shall become effective as of the date hereof and thereafter shall remain in full force and effect until terminated in accordance with the provisions hereof. This Agreement shall be terminated only prior to the Closing, upon the first to occur of the following events: (a) the written agreement of the Shareholders, the Company, HoldCo and the Buyer, (b) upon a written notice by either the Shareholders, the Company, HoldCo or the Buyer to the other Parties, provided such Party making the notice is not in material breach of its obligations or representations hereunder, and provided such notice can only be made following the date which is forty-five (45) days from the date of this Agreement, to the extent that the Closing has not yet been consummated. The termination of this Agreement for any cause shall not in any way affect or be deemed to affect (i) any obligation of either party having accrued prior to the termination hereof or (ii) any right or obligation which, by its terms, is to survive the termination of this Agreement.

ARTICLE 11 - MISCELLANEOUS

11.1 Communications. All notices or other communications hereunder shall be in writing and shall either be given in person, sent by electronic mail, sent by registered mail (registered international air mail if mailed internationally), sent by an overnight courier service which obtains a receipt to evidence delivery, or transmitted by facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

If to the Buyer, to:

Ondas Holdings Inc.,

Eric Brock, Chief Executive Officer

[***]

With a copy to (which copy shall not be deemed as a notice for the purposes hereof):

Shibolet Law Firm,

4 Yitzhak Sadeh St. Tel Aviv 6777504

Email: [***],  [***]

Attention:  Einat Weidberg  Adv,  Amir S. Iliescu, Adv.

If to the Company and/or HoldCo:

Nir Cohen, Chief Executive Officer

Email: [***]

Prior to Closing, with a copy to (which copy shall not be deemed as a notice for the purposes hereof):

Furth, Wilensky, Mizrachi, Knaani – Law Offices

1 Azrieli Tower (Round Building, 41 Floor)

Tel-Aviv, Israel 67021

Attention: Erez Mizrachi, Adv., Nir Sadeh, Adv.

Email: [***]; [***]

If to the Shareholders:

Nir Cohen

Email: [***]

Itzik Malka

Email: [***]

With a copy to (which copy shall not be deemed as a notice for the purposes hereof):

Furth, Wilensky, Mizrachi, Knaani – Law Offices

1 Azrieli Tower (Round Building, 41 Floor)

Tel-Aviv, Israel 67021

Attention: Erez Mizrachi, Adv., Nir Sadeh, Adv.

Email: [***]; [***]

or such other address as any Party may designate to the others in accordance with the aforesaid procedure. All notices and other communications delivered in person or by courier service shall be deemed to have been given as of the date of actual delivery, those given by facsimile transmission or by electronic mail shall be deemed given twenty-four (24) hours following transmission, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given five (5) business days after posting with a proof of delivery.

11.2 Successors and Assigns. Except as specifically permitted hereunder, neither Party to this Agreement shall sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement, without the prior written consent of the other Parties, except for assignment by Buyer to any Affiliate of Buyer, including without limitation, Parent or any of its other subsidiaries, subject to a written notice to the other Parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company, HoldCo, the Shareholders and the Buyer, and their respective successors, heirs and permitted assigns.

11.3 Fees and Expenses. As between the Parties hereto, each Party shall be responsible for the fees and expenses (including legal, accountants’ and financial advisors’ fees and expenses) of itself in connection with the preparation, negotiation, execution and delivery of this Agreement, and any document required to be executed by such Agreement, and otherwise in connection with the consummation of the transactions contemplated hereby. On or prior to the Closing Date, the Company shall pay to FWMK Law Offices, as and for legal fees incurred in connection with the transactions contemplated by this Agreement, an amount not to exceed USD 75,000, plus applicable VAT which amount is, for avoidance of any doubt, part of and not in addition to, the Transaction Expenses.

11.4 Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to either Party upon any breach or default by the other Party under this Agreement shall impair any such right, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

11.5 Entire Agreement. This Agreement (together with the schedules and exhibits attached hereto and the schedules and exhibits attached thereto) contains the entire understanding of the parties with respect to its subject matter and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect thereto are merged herein. This Agreement may be amended, revised or modified upon the written consent of each of the Parties.

11.6 Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein expressed or implied will give or be construed to give to any Person, other than the Parties, any legal or equitable rights under this Agreement.

11.7 Headings and Counterparts. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, excluding its choice of law provisions. The Parties hereby irrevocably agreed that the competent courts located in Tel Aviv, Israel, shall have exclusive jurisdiction over any action or dispute arising out of or in relation to this Agreement.

11.9 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties hereto agrees that the other Parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the Parties, in addition to any other remedy to which they may be entitled at law or in equity.

11.10 Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.

[Remainder of page intentionally left blank]

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused their authorized representatives to execute this Agreement as of the date first above written.

SHAREHOLDERS:

/s/ Itzik Malka
Itzik Malka

/s/ Nir Cohen
Nir Cohen

COMPANY:

/s/ Nir Cohen

4M Defense Ltd.

By:	Nir Cohen

HOLDCO:

/s/ Nir Cohen

Chirokka Holding Ltd.

By: Nir Cohen

BUYER:

/s/ Eric Brock

Ondas Holdings, Inc.

By:	Eric Brock

Its Chief Executive Officer

Exhibit A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [     ], 2025, is made and entered into by and among (i) Ondas Holdings Inc., a Nevada corporation (the “Parent”), (ii) each of the Persons listed on Schedule A attached hereto (the “Schedule of Holders”) as of the date hereof, and (iii) each of the other Persons set forth from time to time on the Schedule of Holders who, at any time, own Registrable Securities and enter into a joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (ii) and (iii), a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, the Parent has entered into a Share Purchase Agreement, dated October 24, 2025 (the “Share Purchase Agreement”), with 4M Defense Ltd., a company registered in the State of Israel, Chirokka Holding Ltd. a company registered in the State of Israel, Mr. Itzik Malka, and Mr. Nir Cohen; and

WHEREAS, in connection with the Share Purchase Agreement, the Parent may issue Common Stock, as consideration pursuant to the terms of the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Resale Shelf Registration Rights.

(a) Registration Statement Covering Resale of Registrable Securities. The Parent shall use best efforts to prepare and file or cause to be prepared and filed with the Commission, immediately following the issuance of the Registrable Securities pursuant to the Share Purchase Agreement, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3ASR or if such form is not available for purposes of registering the Registrable Securities, then a Form S-3 (“Form S-3”) or such other appropriate form permitting Registration of such Registrable Securities for resale by such Holders. The Parent shall use best efforts to cause the Resale Shelf Registration Statement to be declared effective immediately upon filing with the Commission, or if not on Form S-3ASR as promptly as practicable upon filing of a Form S-3. Once the Resale Shelf Registration Statement is effective (the “Effective Date”), the Parent shall use best efforts to maintain the Resale Shelf Registration Statement in accordance with the terms hereof and keep the Resale Shelf Registration Statement continuously effective and shall cause the Resale Shelf Registration Statement to be supplemented and amended (including post-effective amendments) to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the first date on which there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the Effective Date for such Registration Statement (subject to restrictions provided in this Agreement and the Share Purchase Agreement and hereunder, including the Lock-Up Agreement), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holders, including in customary market and brokerage trades through any national exchange or over the counter market.

(b) Notification and Distribution of Materials. The Parent shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

(c) Amendments and Supplements. Subject to the provisions of Section 1(a) above, the Parent shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement filed pursuant to Section 1(a) is filed on Form S-3 and thereafter the Parent becomes ineligible to use Form S-3 for secondary sales, the Parent shall promptly notify the Holders of such ineligibility and shall file with the Commission a shelf registration on Form S-1 or other appropriate form as promptly as practicable (but in all events no later than 30 days thereafter) to replace the shelf registration statement on Form S-3 and use its commercially reasonable efforts to have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and shall cause the Resale Shelf Registration Statement to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is continuously available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Parent once again becomes eligible to use Form S-3, the Parent shall, as promptly as practicable, cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

(d) Notwithstanding the registration obligations set forth in this Section 1, in the event the Commission informs the Parent that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Parent agrees to promptly (i) inform each of the Holders thereof and shall file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Parent for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Parent shall advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29 and successor guidance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Parent used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities in accordance with the preceding sentence), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders’ amount of Registrable Securities must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Parent amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Parent shall file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Parent or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2. Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, the Parent shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Parent shall as expeditiously as reasonably possible:

(a) prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a Registration Statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use best efforts to cause such Registration Statement to become effective immediately upon filing with the Commission, or if not on Form S-3ASR to become effective as promptly as practicable upon filing of a Form S-3 (provided that at least two (2) Business Days before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Parent shall furnish to counsel selected by the Applicable Approving Party draft copies of all such documents proposed to be filed);

(b) notify each Holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (B) the receipt by the Parent or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each Registration Statement filed hereunder;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective during the Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d) furnish to each seller of Registrable Securities thereunder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f) use its commercially reasonable efforts to register, qualify or secure an exemption from registration with respect to such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Parent shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g) promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such Registration Statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Parent promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Parent are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Parent as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Parent’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

(l) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Parent shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(m) use its commercially reasonable efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(n) cooperate with the Holders of Registrable Securities covered by the Registration Statement to facilitate the timely preparation and delivery of certificates representing securities to be sold under the Registration Statement;

(o) cooperate with each Holder of Registrable Securities covered by the Registration Statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(p) provide a legal opinion of the Parent’s outside counsel, dated the effective date of such Registration Statement (substantially in the form attached hereto as Exhibit A, the “Form of Opinion”), with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(q) if the Parent files an Automatic Shelf Registration Statement covering any Registrable Securities, use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the Effectiveness Period;

(r) if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Parent is required to re-evaluate its WKSI status the Parent determines that it is not a WKSI, use its commercially reasonable efforts to refile the registration statement on Form S-3 and keep such Registration Statement effective (including by filing a new Resale Shelf Registration Statement or replacement Resale Shelf Registration Statement, if necessary) during the Effectiveness Period.

3. Registration Expenses.

(a) All expenses incident to the Parent’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Parent and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Parent (all such expenses being herein called “Registration Expenses”), shall be borne by the Parent as provided in this Agreement and, for the avoidance of doubt, the Parent also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Parent are then listed.

(b) To the extent Registration Expenses are not required to be paid by the Parent, each Holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such Holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

4. Indemnification.

(a) The Parent agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by the Parent of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Parent and relating to action or inaction required of the Parent in connection with any such registration, qualification or compliance, and (ii) pay to each Holder and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Parent or any managing underwriter by such Holder expressly for use therein; provided, however, that the indemnity agreement contained in this Section 4 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Parent be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the Registration Statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement. In connection with an underwritten offering, the Parent shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

(b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, (1) each such Holder shall furnish to the Parent in writing such information as the Parent reasonably requests for use in connection with any such registration statement or prospectus and, (2) to the extent permitted by law, shall indemnify the Parent, its officers, directors, employees, agents and representatives and each Person who controls the Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information expressly furnished in writing by such holder to the Parent; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds actually received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 4(a) or 4(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 4(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 4(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

5. Other Agreements; Certain Limitations on Registration Rights. The Parent shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Holders may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such amended or successor rule as may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon request, the Parent shall promptly deliver to the Holders a written statement as to whether it has complied with such requirements. The Parent shall at all times use its commercially reasonable efforts to cause the securities registered or to be registered pursuant hereto to be listed, or continue to be listed, on one or more of the Nasdaq Stock Market, the New York Stock Exchange, or the NYSE American.

6. Definitions.

(a) “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable offering.

(b) “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 (or any successor rule then in effect) promulgated under the Securities Act.

(c) “Business Day” means any day except Saturday, Sunday or any days on which banks are generally not open for business in New York, New York.

(d) “Commission” means the U.S. Securities and Exchange Commission.

(e) “Common Stock” means the Common Stock of the Parent, par value $0.0001 per share.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(g) “FINRA” means the Financial Industry Regulatory Authority, Inc.

(h) “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(i) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(j) “Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(k) “Register,” ”Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(l) “Registrable Securities” means, with respect to any Holder, (i) any shares of Common Stock issued to such Holder pursuant to the Share Purchase Agreement, and (ii) any Common Stock issued or issuable with respect to the securities referred to in the clauses (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earlier of such date that such Holder may immediately sell all of the Registrable Securities owned by such Holder pursuant to Rule 144 without any limitations or restrictions as to volume or manner of sale or otherwise or the one (1) year anniversary of the issuance date of such securities.

(m) “Registration Statement” means any registration statement filed by the Parent with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

(n) “Rule 144”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(o) “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(p) “Transfer” means the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

(q) “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

(r) Capitalized terms used and not specifically defined hereunder shall have the same meaning ascribed to such terms under the Share Purchase Agreement.

7. Miscellaneous.

(a) Effectiveness. This Agreement shall become effective upon the Closing Date; provided, that in the event the Share Purchase Agreement is terminated in accordance with its terms, this Agreement shall not become effective, and the provisions hereof shall be of no effect.

(b) No Inconsistent Agreements. The Parent shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Holders in this Agreement.

(c) Entire Agreement. This Agreement and the Share Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof.

(d) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(e) Amendments and Waivers. Compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified, with the written consent of the Parent and in the case of any other provision, covenant or condition, the Holders of at least a majority in interest of the Registrable Securities at the time in question; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Parent, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Any amendment or waiver effected in accordance with this Section 7(e) shall be binding upon each Holder and the Parent. No course of dealing between any Holder or the Parent and any other party hereto or any failure or delay on the part of a Holder or the Parent in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Parent. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

(f) Successors and Assigns; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Parent hereunder may not be assigned or delegated by the Parent in whole or in part. A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to (a) a Permitted Transferee of such Holder or (b) any Person with the prior written consent of the Parent. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Parent unless and until the Parent shall have received (i) written notice of such assignment as provided in this Section 7(f) and (ii) the written agreement of the assignee, in a form reasonably acceptable to the Parent, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 7(f) shall be null and void.

(g) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(h) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(i) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. Any such counterpart delivered by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail or by electronic signature delivered by electronic transmission (any such delivery, “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a counterpart or signature, or the fact that any counterpart or signature was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(j) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(k) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware, (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each party agrees that (i) this Agreement involves at least $100,000.00 and (ii) this Agreement has been entered into by the parties in express reliance upon 6 Del. C. § 2708. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any judgment from any such court described above may, however, be enforced by any party in any other court in any other jurisdiction.

(l) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to each Holder at the address indicated on the Schedule of Holders attached hereto and to the Parent at the address indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(l)):

if to the Parent:

Ondas Holdings Inc.

One Marina Park Drive, Suite 1410

Boston, MA 02210

Attention: Eric Brock

Email: [***]

with a copy to (which shall not constitute notice):

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street, Suite 1100

Miami, FL 33131

Attention: Christina Russo

Email:[***]

(m) Mutual Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(m).

(n) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

ONDAS HOLDINGS INC.

By:
	Name:	Eric Brock
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

[●]

By:
Name:
Title: